Filed with the Securities and Exchange Commission on April 20, 2022

Registration No. 333-262804

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

FORM S-3/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQUITABLE FINANCIAL

LIFE INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

NEW YORK

(State or other jurisdiction of incorporation or organization)

13-5570651

(I.R.S. Employer Identification No.)

1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104

(212) 554-1234

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

SHANE DALY

VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104

(212) 554-1234

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Pursuant to Rule 429 under the Securities Act of 1933, the prospectuses contained herein also relate to Registration Statement No. 333-258880. Upon effectiveness, this Registration Statement, which is a new Registration Statement, will also act as a post-effective amendment to such earlier Registration Statement.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”,“smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.    ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Structured Investment Option

Available under the Investment Edge® 21.0 variable and index-linked individual and group flexible premium deferred annuity contract issued by Equitable Financial Life Insurance Company

Prospectus dated May 1, 2022

Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. You should read this Prospectus along with the prospectus for the Investment Edge® 21.0 variable deferred annuity contract.

What is the Structured Investment Option

The Structured Investment Option is an index-linked investment option available under the Investment Edge® 21.0 variable and index-linked individual and group flexible premium deferred annuity contract (the “variable annuity contract”) issued by Equitable Financial Life Insurance Company (the “Company”, “we”, “our” and “us”). See the “Definition of Key Terms” for a more detailed explanation of terms associated with the Structured Investment Option. Index-linked annuity contracts are complex insurance and investment vehicles, and investors should speak with a financial professional about the contract’s features, benefits, risks, and fees, and whether the contract is appropriate for the investor based upon his or her financial situation and objectives.

The contract may not currently be available in all states. In addition, certain features described in this Prospectus may vary in your state. Not all Indices may be available in all states.

We reserve the right to discontinue the acceptance of, and/or place additional limitations on, contributions into certain investment options, including any or all of the Segments comprising the Structured Investment Option. If we exercise this right, your ability to invest in your contract, increase your account value and, consequently, increase your death or living benefits under the contract, if elected, will be limited. However, subject to any limitations under your variable annuity contract, you could continue to invest in your contract through other available investment options.

Please refer to page 8 of this Prospectus for a discussion of risk factors.

The Structured Investment Option, which permits you to invest in one or more Segments, each of which provides performance tied to the performance of an Index for a set period (one year). The Structured Investment Option does not involve an investment in any underlying portfolio. Instead, it is an obligation of the Company. Unlike an index fund, the Structured Investment Option provides a return at Segment maturity designed to provide a combination of protection against certain decreases in the Index and a limitation on participation in certain increases in the Index through the use of Performance Cap Rates. Our minimum Performance Cap Rate for 5 year Standard Segments is 10% (2% for 1 year Standard Segments). Our minimum Performance Cap Rate for Step Up Segments is 2%. Our minimum Performance Cap Rate for 5 year Dual Direction Segments is 10% (2% for 1 year Dual Direction Segments). We will not open a Segment with a Performance Cap Rate below the applicable minimum Performance Cap Rate. The extent of the downside protection at Segment maturity varies by Segment, ranging from the first 10% to 15% of loss. All guarantees are subject to the Company’s claims paying ability. There is a risk of a substantial loss of your principal because you agree to absorb all losses to the extent they exceed the downside protection provided by the Structured Investment Option at Segment maturity. If you would like a guarantee of principal, we offer other products that provide such guarantees. The risk of loss of principal may be greater in the case of an early withdrawal (including any withdrawal from an Income Edge® ADV contract to pay advisory fees), surrender, death, or transfer.

The total amount earned on an investment in a Segment of the Structured Investment Option is only applied at Segment maturity. If you take a withdrawal or surrender from a Segment or transfer amounts from a Segment to another investment option on any date prior to Segment maturity, we calculate the interim value of the Segment as described in Appendix “Segment Interim Value”. This amount may be less than the amount invested and may be less than the amount you would receive had you held the investment until Segment maturity. The Segment Interim Value will generally be negatively affected by increases in the expected volatility of index prices, interest rate increases, and by poor market performance. All other factors being equal, the Segment Interim Value would generally be lower the earlier a withdrawal or surrender is made during a Segment. Also, participation in upside performance for early withdrawals is pro-rated based on the period those amounts were invested in a Segment. This means you participate to a lesser extent in upside performance the earlier you take a withdrawal or surrender.

We currently offer the Structured Investment Option using the following Indices:

Indices

•	S&P 500 Price Return Index
•	MSCI Emerging Markets Price Return Index
•	Russell 2000® Price Return Index
•	NASDAQ-100 Price Return Index
•	MSCI EAFE Price Return Index

The Securities and Exchange Commission (“SEC”) has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

IE21 SIO
#43296

Contents of this Prospectus

Segment Interim Value	27
Index Publishers	37
Segment Maturity Date and Segment Start Date examples	40

The Company

We are Equitable Financial Life Insurance Company, a New York stock life insurance corporation. We have been doing business since 1859. The Company is an indirect wholly owned subsidiary of Equitable Holdings, Inc. No other company has any legal responsibility to pay amounts that the Company owes under the contracts. The Company is solely responsible for paying all amounts owed to you under your contract.

We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.

Definitions of key terms

Account Value — Your “account value” is the total of: (i) the values of your investment options under your variable annuity contract outside of the Structured Investment Option, (ii) the values you have in the Segment Type Holding Accounts and (iii) your Segment Interim Values. Please refer to your variable annuity contract prospectus for additional information.

Business Day — Our “business day” is generally any day the New York Stock Exchange (“NYSE”) is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). If the SEC determines the existence of emergency conditions on any day, and consequently, the NYSE does not open, then that day is not a business day.

Dual Direction Segments — Any segment belonging to a Segment Type whose name includes “Dual Direction”. For Dual Direction Segments the Segment Rate of Return is equal to the absolute value of the Index Performance Rate for that Segment if the Index Performance Rate is between the Performance Cap Rate and the Segment Buffer, inclusive of both.

Index — An Index is used to determine the Segment Rate of Return for a Segment. We currently offer Segment Types based on the performance of securities indices. Throughout this Prospectus, we refer to these indices and exchange-traded funds using the term “Index” or, collectively, “Indices.” In the future, we may offer Segment Types based on other types of Indices.

Index Performance Rate — For a Segment, the percentage change in the value of the related Index from the Segment Start Date to the Segment Maturity Date. The Index Performance Rate may be positive, negative or zero.

Performance Cap Rate — The highest Index Performance Rate that can be used to calculate the Segment Rate of Return on the Segment Maturity Date. The Performance Cap Rate is not an annual rate of return.

Segment — An investment option we establish with the Index, Segment Duration and Segment Buffer of a specific Segment Type, and for which we also specify a Segment Maturity Date and Performance Cap Rate.

Segment Buffer — The portion of any negative Index Performance Rate that the Segment Buffer absorbs on a Segment Maturity Date for a particular Segment. Any percentage decline in a Segment’s Index Performance Rate in excess of the Segment Buffer is not absorbed.

Segment Business Day — A business day that all Indices underlying available Segments are scheduled to be open and to publish prices. A scheduled holiday for any one Index disqualifies that day from being scheduled as a Segment Business Day for all Segments. We use Segment Business Days in this manner so that, based on published holiday schedules, we mature all Segments on the same day and start all new Segments on a subsequent day. This design, among other things, facilitates the rollover of maturing Segment Investments into new Segments.

Segment Duration — The period from the Segment Start Date to the Segment Maturity Date.

Segment Interim Value — The value of your investment in a Segment prior to the Segment Maturity Date.

Segment Investment — The amount transferred to a Segment on its Segment Start Date, as adjusted for any withdrawals from that Segment.

Segment Maturity Date — The Segment Business Day on which a Segment ends.

Segment Maturity Date Requirement — You will not be permitted to invest in a Segment if the Segment Maturity Date is later than your contract maturity date.

Segment Maturity Value — The value of your investment in a Segment on the Segment Maturity Date.

Segment Option — Comprises all Standard Segments, Step Up Segments or Dual Direction Segments.

Segment Participation Requirements — The requirements that must be met before we transfer amounts from a Segment Type Holding Account to a new Segment on a Segment Start Date.

Segment Rate of Return — The rate of return earned by a Segment as calculated on the Segment Maturity Date. The Segment Rate of Return is calculated differently for different Segment Options.

Segment Return Amount — Equals the Segment Investment multiplied by the Segment Rate of Return.

Segment Start Date — The Segment Business Day on which a new Segment is established.

Segment Type — Comprises a Segment Option having the same Index, Segment Duration and Segment Buffer. Each Segment Type has a corresponding Segment Type Holding Account.

Segment Type Holding Account — An account that holds all contributions and transfers allocated to a Segment Type pending investment in a Segment. There is a Segment Type Holding Account for each Segment Type. The Segment Type Holding Accounts are part of the EQ/Money Market variable investment option.

Standard Segment — Any Segment belonging to a Segment Type whose name includes “Standard”.

Step Up Segment — Any Segment belonging to a Segment Type whose name includes “Step Up”.

Structured Investment Option — An investment option that permits you to invest in various Segments, each tied to the performance of an Index, and participate in the performance of that Index.

Structured Investment Option at a glance — key features

Structured Investment Option	See “Definition of key terms” on the prior page and “Description of the Structured Investment Option” for more detailed explanations of terms associated with the Structured Investment Option.

•   Investments in Segments are not investments in underlying mutual funds; Segments are not “index funds.” Each Segment Type offers an opportunity to invest in a Segment that is tied to the performance of a Securities Index or exchange-trade fund. Throughout this Prospectus, we refer to these indices and exchange-traded funds using the term “Index” or, collectively, “Indices.” You participate in the performance of that Index by investing in the Segment. You do not participate in the investment results of any assets we hold in relation to the Segments. We hold assets in a “non-unitized” separate account we have established under the New York Insurance Law to support our obligations under the Structured Investment Option. We calculate the results of an investment in a Segment pursuant to one or more formulas described in this Prospectus. Depending upon the performance of the Indices, you could lose money by investing in one or more Segments.

•   An “Index” is used to determine the Segment Rate of Return for a Segment. We currently offer Segment Types based on the performance of securities Indices. In the future, we may offer Segment Types based on other types of Indices. The Indices are:

—  S&P 500 Price Return Index;

—  Russell 2000® Price Return Index;

—  MSCI EAFE Price Return Index;

—  MSCI Emerging Markets Price Return Index; and

—  NASDAQ-100 Price Return Index.

•   The Segment Return Amount will only be applied on the Segment Maturity Date.

•   The Segment Rate of Return could be positive, zero, or negative. There is a risk of a substantial loss of your principal because you agree to absorb all losses to the extent they exceed the applicable Segment Buffer.

•   The Performance Cap Rate is the maximum Index Performance Rate that can be used to calculate your Segment Maturity Value on the Segment Maturity Date for that Segment. The Performance Cap Rate may limit your participation in any increases in the underlying Index associated with a Segment. We will not open a Segment with a Performance Cap Rate below the applicable minimum Performance Cap Rate. In some cases, we may decide not to declare a Performance Cap Rate for a Segment, in which case there is no maximum Segment Rate of Return for that Segment. Performance Cap Rates are announced at least one week before the Segment Start Date and can be found at www.equitable.com/ierates.

•   The Performance Cap Rate for the same Segment may be different for owners who elect that Segment during their first Contract Year than for owners who are in their second or later Contract Year.

•   On any date prior to Segment maturity, we calculate the Segment Interim Value for each Segment as described in Appendix “Segment Interim Value”. This amount may be less than the amount invested and may be less than the amount you would receive had you held the investment until Segment maturity and, as a result, the amount paid upon death, surrender or free look prior to the Segment Maturity Date may also be less. The Segment Interim Value will generally be negatively affected by increases in the expected volatility of index prices, interest rate increases, and by poor market performance. All other factors being equal, the Segment Interim Value would generally be lower the earlier a withdrawal, transfer or surrender is made during a Segment. Also, participation in upside performance for early withdrawals is pro-rated based on the period those amounts were invested in a Segment. This means you participate to a lesser extent in upside performance the earlier you take a withdrawal, transfer or surrender. A partial withdrawal or transfer out of a Segment will reduce the Segment Investment and such reduction may be greater than the dollar amount of the withdrawal or transfer.

•   We reserve the right to suspend or terminate contributions and/or transfers into the Structured Investment Option.

Structured Investment Option (continued)	• The following chart provides a comparison of certain differences between Segment Types.

Segment Option	Segment Durations	Segment Buffers	Minimum Performance Cap Rates
Standard[1]	5 year 1 year	-10%; -15% -10%; -15%	10% 2%
Dual Direction[2]	5 year 1 year	-10%; -15% -10%	10% 2%
Step Up3	1 year	-10%	2%

[1]   Indices available: S&P 500 Price Return; Russell 2000® Price Return; MSCI EAFE Price Return; NASDAQ-100 Price Return; MSCI Emerging Markets Price Return (only available with 1-year Segments)

[2]   Indices available: S&P 500 Price Return; Russell 2000® Price Return (only available with 1-year Segments); MSCI EAFE Price Return (only available with 1-year Segments); NASDAQ-100 Price Return (only available with 1-year Segments)

[3]   Indices available: S&P 500 Price Return; Russell 2000® Price Return; MSCI EAFE Price Return; NASDAQ-100 Price Return

•   Both the Performance Cap Rate and the Segment Buffer are rates of return from the Segment Start Date to the Segment Maturity Date, not annual rates of return.

•   Step Up Segments will generally have lower Performance Cap Rates than Standard Segments with the same Index, Segment Duration and Segment Buffer.

•   This investment option generally offers greater upside potential, but less downside protection, on a Segment Maturity Date than fixed indexed annuities, which provide a guaranteed minimum return.

Fees and charges	Please see “Fee table” for complete details.

The table above summarizes only certain current key features of the Structured Investment Option. The table also summarizes certain current limitations, restrictions and exceptions to those features that we have the right to impose under the Structured Investment Option and that are subject to change in the future. In some cases, other limitations, restrictions and exceptions may apply. The Structured Investment Option may not currently be available in all contracts or states. All Segment Types may not be available in all contracts or states.

For more detailed information, we urge you to read the contents of this Prospectus in conjunction with your variable annuity contract prospectus, as well as your contract. This Prospectus is a disclosure document and describes all of the Structured Investment Option’s material features, benefits, rights and obligations, as well as other information. This Prospectus should be read carefully before investing. Please feel free to speak with your financial professional, or call us, if you have any questions.

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, and have fees and charges, that are different from those in the contracts offered by this Prospectus. Not every contract we issue is offered through every selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding our other annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of our annuity contracts.

Fee table

The following tables describe the fees and expenses that you will pay when electing and making transfers, withdrawals, surrenders and other distributions from the Structured Investment Option.

Adjustments for early transfer, withdrawal, surrender or other distribution from a Segment
When calculation is made	Maximum amount that may be lost(1)
	-15% Segment Buffer	-10% Segment Buffer
Segment Interim Value is applied on transfer, withdrawal, surrender or other distribution from a Segment prior to its Segment Maturity Date	85% of Segment Investment	90% of Segment Investment

Charges we deduct from Segments
	Investment Edge®	Investment Edge® Select	Investment Edge® ADV
Contract Fee(2)	1.00%	1.25%	0.25%

(1)

The actual amount of the Segment Interim Value calculation is determined by a formula that depends on, among other things, the Segment Buffer and how the Index has performed since the Segment Start Date, as discussed in detail in the Appendix “Segment Interim Value”. The maximum loss would occur if there is a total distribution for a Segment at a time when the Index price has declined to zero. If you surrender or cancel your variable annuity contract, die, transfer or make a withdrawal from a Segment before the Segment Maturity Date, the Segment Buffer will not necessarily apply to the extent it would on the Segment Maturity Date, and any upside performance will be limited to a percentage lower than the Performance Cap Rate.

(2)

The Contract Fee percentage reduces the Segment Rate of Return. If the contract is surrendered or annuitized, a withdrawal or transfer out is taken, or a death benefit is paid, on any date other than the Segment Maturity Date, we will deduct a pro rata portion of the charge from each Segment as part of the Segment Interim Value calculation.

This fee table applies specifically to the Structured Investment Option and should be read in conjunction with the fee table in your variable annuity contract prospectus.

1. Risk factors

This section discusses risks associated with some features of the contract. See “Definition of key terms” and “Contract features and benefits” for more detailed explanations of terms associated with the Structured Investment Option.

•	There is a risk of a substantial loss of your principal because you agree to absorb all losses from the portion of any negative Index Performance Rate that exceeds the Segment Buffer on the Segment Maturity Date. The risk of loss of principal may be greater in the case of an early withdrawal, surrender, death, or transfer.

For example, the -10% Segment Buffer protects your Segment Investment against the first 10% of negative Index performance. If the Index Performance Rate declines by more than the Segment Buffer, you will lose an amount equal to 1% of your Segment Investment for every 1% that the Index Performance Rate declines below the Segment Buffer. This means that you could lose up to 90% of your principal due to negative Index performance with a -10% Segment Buffer and up to 85% of your principal with a -15% buffer. Each time you roll over your Segment Maturity Value into a new Segment you are subject to the same risk of loss as described above.

•	For Standard, Step Up and Dual Direction Segments, your Segment Rate of Return for any Segment is limited by its Performance Cap Rate, which could cause your Segment Rate of Return to be lower than it would otherwise be if you invested in a mutual fund or exchange-traded fund designed to track the performance of the applicable Index.

•	The Performance Cap Rate may limit your participation in any increases in the underlying Index associated with a Segment.

•	The Performance Cap Rate for the same Segment may be higher for owners who elect that Segment during their first Contract Year than for owners who are in their second or later Contract Year.

•	The Performance Cap Rate is a rate of return from the Segment Start Date to the Segment Maturity Date, NOT an annual rate of return.

•	The method we use in calculating your Segment Interim Value may result in an amount lower than your Segment Investment, even if the corresponding Index has experienced positive investment performance since the Segment Start Date. Also, this amount may be less than the amount you would receive had you held the investment until the Segment Maturity Date.

—	If you take a withdrawal, including required minimum distributions, and there is insufficient value in the variable investment options and dollar cost averaging account in your variable annuity contract, as well as, the Segment Type Holding Accounts, we will withdraw amounts from any active Segments in your contract. Amounts withdrawn from active Segments will be valued using the formula for calculating the Segment Interim Value and will reduce your Segment Investment.

—	If you die or cancel or surrender your contract before the Segment Maturity Date, we will pay the Segment Interim Value.

—

If you take a withdrawal, surrender or other distribution from or transfer out of a Segment, the we will use the Segment Interim Value to calculate the Segment’s value and we will reduce your Segment Investment in that Segment and the reduction may be greater than the dollar amount of the withdrawal, surrender or transfer.

—

Any calculation of the Segment Interim Value will generally be affected by changes in both the volatility and level of the relevant Index, as well as interest rates. The calculation of the Segment Interim Value is linked to various factors, including the value of hypothetical fixed instruments and derivatives as described in Appendix “Segment Interim Value”. The Segment Interim Value will generally be negatively affected by increases in the expected volatility of index prices, interest rate increases, and by poor market performance. Prior to the Segment Maturity Date you will not receive the full potential of the Performance Cap since the participation in upside performance for early withdrawals is pro-rated based on the period those amounts were invested in a Segment. Generally, you will not receive the full protection of the Segment Buffer prior to the Segment Maturity Date because the Segment Interim Value only reflects a portion of the downside protection expected to be provided on the Segment Maturity Date. As a Segment moves closer to the Segment Maturity Date, the Segment Interim Value would generally reflect higher realized gains of the Index performance or, in the case of negative performance, increased downside Segment Buffer protection. All other factors being equal, the Segment Interim Value would generally be lower the earlier a withdrawal, surrender or transfer is made during a Segment. This means you participate to a lesser extent in upside performance and downside protection the earlier you take a withdrawal, surrender or make a transfer.

—	The Segment Interim Value may be less than the amount invested and may be less than the amount you would receive had you held the investment until Segment maturity and, as a result, the amount paid upon death, surrender or free look prior to the Segment Maturity Date may also be less.

—

The Company’s decision to use investment rates, which are generally higher than swap rates, to calculate the Fair Value of Hypothetical Fixed Instruments component of the Segment Interim Value will result in a lower value for that component relative to using swap rates to calculate that component and, all other things being equal, will result in a lower recalculated Segment Investment if a partial withdrawal is taken from a Segment or a lower withdrawal amount if a full withdrawal is taken from a Segment.

•	We may not offer new Segments of any or all Segment Types, so a Segment may not be available for you to transfer your Segment Maturity Value into after the Segment Maturity Date.

•	We have the right to substitute an alternative index prior to Segment Maturity if the publication of one or more Indices is discontinued or at our sole discretion we determine that our use of such Indices should be discontinued or if the calculation of one or more of the Indices is substantially changed. If we substitute an index for an existing Segment, we would not change the Segment Buffer or Performance Cap Rate. We would attempt to choose a substitute index that has a similar investment objective and risk profile to the replaced Index. The alternative index would be used to calculate performance from the Segment Start Date to the Segment Maturity Date.

•	Step Up and Dual Direction Segments will generally have lower Performance Cap Rates than Standard Segments with the same Index, Segment Duration and Segment Buffer.

•	The level of risk you bear and your potential investment performance will differ depending on the investments you choose.

•	No company other than us has any legal responsibility to pay amounts that the Company owes under the Structured Investment Option. An owner should look to the financial strength of the Company for its claims-paying ability.

•	The Segments track the performance of an Index. By investing in the Structured Investment Option, you are not actually invested in an Index, an exchange-traded fund that tracks an index, or any underlying securities.

•	Your Segment Maturity Value is subject to application of the Performance Cap Rate, Segment Buffer, and Contract Fee. For Standard, Step Up and Dual Direction Segments, your Segment Maturity Value is not affected by the price of the Index on any date between the Segment Start Date and the Segment Maturity Date.

•	As an investor in the Segment, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the shares of the funds or holders of securities comprising the indices would have.

•	Values of securities can fluctuate, and sometimes wildly fluctuate, in response to changes in the financial condition of a company as well as general market, economic or political conditions.

•	Indexes with exposure to non-U.S. companies and securities, especially in emerging and frontier markets, involve risks not associated with U.S. companies and securities. Foreign markets may be less liquid, more volatile and subject to less government super-vision than domestic markets. Differences between U.S. and foreign legal, political and economic systems, regulatory regimes and market practices also may impact security values. There are greater risks involved with investments linked to emerging market countries and/or their securities markets. Investments in these countries and/or markets may present market, credit, currency, liquidity, legal, political, technical and other risks different from, or greater than, the risks of investing in developed countries. For this purpose, China may be viewed as an emerging market and there may also be significant risks related to investments in China due to the inability of the PCAOB to inspect audit work and practices of PCAOB-registered accounting firms in China (including Hong Kong, to the extent their audit clients have operations in China).

•	If you invest in a Segment that provides performance tied to the performance of the MSCI EAFE Price Return Index, you should consider the following:

—

The performance of the MSCI EAFE Price Return Index may not replicate the performance of, and may underperform the MSCI EAFE Index (the “underlying Index”). The price of the MSCI EAFE Price Return Index will reflect expenses and fees that will reduce its relative performance. Moreover, it is also possible that the MSCI EAFE Price Return Index may not fully replicate or may, in certain circumstances, diverge significantly from the performance of the underlying Index. Because the return on your Segment Investment (subject to the Performance Cap and downside Segment Buffer protection) is linked to the performance of the MSCI EAFE Price Return Index and not the underlying Index, the return on your Segment Investment may be less than that of an alternative investment linked directly to the underlying Index or the components of the underlying Index.

—	The investment objective and strategies of the MSCI EAFE Price Return Index are potentially subject to change.

—	The MSCI EAFE Price Return Index invests in foreign securities.

•	Past performance of an Index is not an indication of its future performance.

•	Because of the way Segment Rate of Return is calculated for Step Up Segments, when the Index Performance Rate is near zero, a very small difference in the Index of Performance Rate on the Segment Maturity Date can result in a very different Segment Rate of Return. For example, if the Performance Cap Rate is 8.00% and the Index Performance Rate is 0.00% on the Segment Maturity Date, the Segment Rate of Return would be 8.00% minus the applicable Contract Fee. However, if the Index Performance Rate had instead been -0.01% on the Segment Maturity Date the Segment Rate of Return would be 0.00% minus the applicable Contract Fee.

COVID-19

The COVID-19 pandemic has negatively impacted the U.S. and global economies. A wide variety of factors continue to impact financial and economic conditions, including, among others, volatility in the financial markets, rising inflation rates, supply chain disruptions, continued low interest rates and changes in fiscal or monetary policy. Efforts to prevent the spread of COVID-19 have affected our business directly in a number of ways, including through the temporary closures of many businesses and schools and the institution of social distancing requirements in many states and local communities. Businesses or schools that have reopened have restricted or limited access for the foreseeable future and may do so on a permanent or episodic basis. As a result, our ability to sell products through our regular channels and the demand for our products and services has been significantly impacted.

While we have implemented risk management and contingency plans with respect to the COVID-19 pandemic, such measures may not adequately protect our business from the full impacts of the pandemic. Currently, most of our employees and advisors are continuing to work remotely. Extended periods of remote work arrangements could introduce additional operational risk including, but not limited to, cybersecurity risks, and impair our ability to effectively manage our business. We also outsource a variety of functions to third parties whose business continuity strategies are largely outside our control.

Economic uncertainty resulting from the COVID-19 pandemic may have an adverse effect on product sales and result in existing policyholders withdrawing at greater rates. COVID-19 could have an adverse effect on our insurance business due to increased mortality and morbidity rates. The cost of reinsurance to us for these policies could increase, and we may encounter decreased availability of such reinsurance. If policyholder lapse and surrender rates or premium waivers significantly exceed our expectations, we may need to change our assumptions, models or reserves.

Our investment portfolio has been, and may continue to be, adversely affected by the COVID-19 pandemic. Our investments in mortgages and commercial mortgage-backed securities have been, and could continue to be, negatively affected by delays or failures of borrowers to make payments of principal and interest when due. In some jurisdictions, local governments have imposed delays or moratoriums on many forms of enforcement actions. Furthermore, declines in equity markets and interest rates, reduced liquidity or a continued slowdown in the U.S. or in global economic conditions may also adversely affect the values and cash flows of investments. Market volatility also caused significant increases in credit spreads, and any continued volatility may increase our borrowing costs and decrease product fee income. Further, severe market volatility may leave us unable to react to market events in a prudent manner consistent with our historical investment practices.

The extent of the COVID-19 pandemic’s impact on us will depend on future developments that are still highly uncertain, including the severity and duration of the pandemic, actions taken by governments and other third parties in response to the pandemic and the availability and efficacy of vaccines against COVID-19 and its variants.

Cybersecurity risks and catastrophic events

We rely heavily on interconnected computer systems and digital data to conduct our variable product business. Because our variable product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyberattacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized use or abuse of confidential customer information. Systems failures and cyberattacks, as well as, any other catastrophic event, including natural and manmade disasters, public health emergencies, pandemic diseases, terrorist attacks, floods or severe storms affecting us, any third-party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us, our business operations and your account value. Systems failures and cyberattacks may also interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate account values, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. In addition, the occurrence of any pandemic disease (like COVID-19), natural disaster, terrorist attack or any other event that results in our workforce, and/or employees of service providers and/or third-party administrators, being compromised and unable or unwilling to fully perform their responsibilities, could likewise result in interruptions in our service, including our ability to issue contracts and process contract transactions. Even when our workforce and employees of our service providers and/or third-party administrators can work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and lead to delays in our issuing contracts and processing of other contract-related transactions, as well as possibly being more susceptible to cyberattacks. Cybersecurity risks and catastrophic events may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your contract to lose value. While there can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your contract due to cyberattacks, information security breaches or other catastrophic events in the future, we take reasonable steps to mitigate these risks and secure our systems and business operations from such failures, attacks and events.

2. How to reach us

Please refer to the “How to reach us” section of the variable annuity contract prospectus for more information regarding contacting us and communicating your instructions. We also have specific forms that we recommend you use for electing the Structured Investment Option and any Structured Investment Option transactions. request, election,

Reports we provide:

•	written confirmation of financial transactions and certain non-financial transactions, including when money is transferred into a Segment from a Segment Type Holding Account; when money is not transferred from a Segment Type Holding Account into a Segment on a Segment Start Date for any reason; when a Segment matures; or when you change your current instructions; and

•	at the close of each calendar quarter and statement of your contract values at the close of each calendar year.

For jointly owned contracts (if applicable), we provide reports to the primary joint owner’s address on file.

Equitable Client portal

With your Equitable Client portal account you can expect:

•	Account summary. View your account values, and select accounts for additional details.

•	Messages and alerts. Stay up to date with messages on statement availability, investment options and important account information.

•	Profile changes. Now it’s even easier to keep your information current, such as your email address, street address and eDelivery preferences.

•	Manage your account. Convenient access to service options for a policy or contract, from viewing account details and documents to completing financial transactions.

•	Investments details. Intuitive charts show the breakdown of your key investments.

Don’t forget to sign up for eDelivery!

Visit equitable.com and click sign in to register today.

Equitable Client portal is normally available seven days a week, 24 hours a day. Of course, for reasons beyond our control, this service may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated through the Internet are genuine. For example, we will require certain personal identification information before we will act on Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to this service if we determine that you engaged in a disruptive transfer activity such as “market timing” (see “Disruptive transfer activity” in “Transferring your money among investment options” in the variable annuity contract prospectus).

Customer service representative:

You may also use our toll-free number (1-877-899-3743) to speak with one of our customer service representatives. Our customer service representatives are available on the following business days.

•	Monday through Thursday from 8:30 a.m. until 7:00 p.m., Eastern time.

•	Friday from 8:30 a.m. until 5:30 p.m., Eastern time.

We generally require that the following types of communications be on specific forms we provide for that purpose:

(1)	authorization for transfers, including transfers of your Segment Maturity Value on a Segment Maturity Date, by your financial professional;

(2)	providing instructions for allocating the Segment Maturity Value on the Segment Maturity Date;

(3)	requests for withdrawals, including withdrawals of the Segment Maturity Value on the Segment Maturity Date; and

(4)	requests for contract surrender.

To cancel or change any of the following, we require written notification generally at least seven calendar days before the next scheduled transaction:

(1)	instructions on file for allocating the Segment Maturity Value on the Segment Maturity Date; and

(2)	instructions to withdraw your Segment Maturity Value on the Segment Maturity Date.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take. Some requests may be completed online; you can use our Equitable Client portal to contact us and to complete such requests through the Internet. In the future, we may require that certain requests be completed online.

Signatures:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, both must sign.

eDelivery:

You can register to receive statements and other documents electronically. You can do so by visiting our website at www.equitable.com.

3. Description of the Structured Investment Option

Structured Investment Option

The Structured Investment Option consists of a number of Segment Types, each of which provides a rate of return tied to the performance of a specified Index. You generally have the opportunity to invest in any of the Segment Types described below, subject to the requirements, limitations and procedures disclosed in this section. You participate in the performance of an Index by investing in the corresponding Segment. Investments in Segments are not investments in underlying mutual funds; Segments are not “index funds.”

Segment Types

You can generally invest in any available Segment Type. We are not obligated to offer any one particular Segment Type. Also, we are not obligated to offer any Segment Types. Each investment in a Segment Type that starts on a particular Segment Start Date is referred to as a Segment.

A Segment Type refers to a Segment Option that has the same Index, Segment Duration, and Segment Buffer. Each Segment Type has a corresponding Segment Type Holding Account. Please refer to the “Definitions of key terms” for a discussion of these terms.

The following chart lists the current Standard Segment Types:

Index	Segment Duration	Segment Buffer	Minimum Performance Cap Rate
S&P 500 Price Return Index	5 year 1 year	-10%; -15% -10%; -15%	10% 2%
Russell 2000® Price Return Index	5 year 1 year	-10%; -15% -10%; -15%	10% 2%
MSCI EAFE Price Return Index	5 year 1 year	-10%; -15% -10%; -15%	10% 2%
NASDAQ-100 Price Return Index	5 year 1 year	-10%; -15% -10%; -15%	10% 2%
MSCI Emerging Market Price Return Index	1 year	-10%; -15%	2%

The following chart lists the current Step Up Segment Types:

Index	Segment Duration	Segment Buffer	Minimum Performance Cap Rate
S&P 500 Price Return Index	1 year	-10%	2%
Russell 2000® Price Return Index	1 year	-10%	2%
MSCI EAFE Price Return Index	1 year	-10%	2%
NASDAQ-100 Price Return Index	1 year	-10%	2%

The following chart lists the current Dual Direction Segment Types:

Index	Segment Duration	Segment Buffer	Minimum Performance Cap Rate
S&P 500 Price Return Index	5 year 1 year	-10%; -15% -10%	10% 2%
Russell 2000® Price Return Index	1 year	-10%	2%
MSCI EAFE Price Return Index	1 year	-10%	2%
NASDAQ-100 Price Return Index	1 year	-10%	2%

The Indices are described in more detail below, under the heading “Indices.”

Standard Segment example:  For the S&P 500 Price Return Index/1 year/-10% Segment Type, a Segment could be established as S&P 500 Price Return Index/1 year/-10% with a 11% Performance Cap Rate. This means that you will participate in the performance of the S&P 500 Price Return Index for one year starting from the Segment Start Date. If the Index performs positively during this period, your Segment Rate of Return could be as much as 11% minus the applicable Contract Fee for that Segment Duration. If the Index performs negatively during this period, at maturity you will be protected from the first 10% of the Index’s decline minus the applicable Contract Fee. If the Index performance is between -10% and 0%, your Segment Maturity Value on the Segment Maturity Date will be equal to your Segment Investment minus the applicable Contract Fee.

Step Up Segment example:  For the S&P 500 Price Return Index Step Up/1 year/-10% Segment Type, a Segment could be established as S&P 500 Price Return Index Step Up/1 year/-10% with a 8% Performance Cap Rate. This means that you will participate in the performance of the S&P 500 Price Return Index for one year starting from the Segment Start Date. If the Index performs positively or equal to zero during this period, your Segment Rate of Return would be 8% minus the applicable Contract Fee for that Segment Duration. If the Index performs negatively during this period, at maturity you will be protected from the first 10% of the Index’s decline minus the applicable Contract Fee. If the Index performance is between -10% and 0%, your Segment Maturity Value on the Segment Maturity Date will be equal to your Segment Investment minus the applicable Contract Fee.

Step Up Segments will generally have lower Performance Cap Rates than Standard Segments with the same Index, Segment Duration and Segment Buffer. This is because the Segment Rate of Return for Step Up Segments is equal to the Performance Cap Rate for certain lower returns.

Dual Direction Segment example: For the S&P 500 Price Return Index/Dual Direction/5 year/-10% Segment Type, a Segment could be established as S&P 500 Price Return Index Dual Direction/5 year/-10% with a 60% Performance Cap Rate. This means that you will participate in the performance of the S&P 500 Price Return Index for five years starting from the Segment Start Date. If the Index performs positively during this period, your Segment Rate of Return could be as much as 60% for that Segment Duration. If the Index performs negatively but not more negatively than the Segment Buffer during this period, at maturity your Segment Rate of Return will be equal to the absolute value of the Index’s negative performance. This means that if the Index performs negatively down to and including -10%, your Segment Rate of Return will be positive up to and including 10%. If the Index performs more negatively than the Segment Buffer, your Segment Rate of Return will be negative equal to the percentage loss in the Index which exceeds the Segment Buffer. If the Index is flat (0% return), your Segment Rate of Return will be zero. Please note: The absolute value of a number is simply that number without regard to it being positive or negative (e.g., without regard to its mathematical sign). For example, the absolute value of -3 is 3. Therefore, for purposes of the Segment Rate of Return calculation, the absolute value of the Index Performance Rate is simply the Index Performance Rate without regard to its mathematical sign (e.g., the absolute value of a -3% Index Performance Rate is 3%).

Dual Direction Segments will generally have lower Performance Cap Rates than Standard Segments with the same Index, Segment Duration and Segment Buffer. This is because the Segment Rate of Return for Dual Direction Segments is equal to the absolute value of the Index Performance Rate for certain negative returns. Please note that the Performance Cap Rate and Segment Rate of Return for Dual Direction 5-year Segments are cumulative rates of return over the 5-year period from the Segment Start Date to the Segment Maturity Date. They are NOT annual rates, even if the Segment Duration is longer than one year.

Both the Performance Cap Rate and the Segment Rate of Return are rates of return from the Segment Start Date to the Segment Maturity Date, NOT annual rates of return. Therefore the Index Performance Rate is also not an annual rate. The performance of the Index, the Performance Cap Rate and the Segment Buffer are all measured from the Segment Start Date to the Segment Maturity Date, and the Performance Cap Rate and Segment Buffer apply if you hold the Segment until the Segment Maturity Date. If you surrender or cancel your contract, die or make a withdrawal or transfer from a Segment before the Segment Maturity Date, the Segment Buffer will not necessarily apply to the extent it would on the Segment Maturity Date, and any upside performance will be limited to a percentage lower than the Performance Cap Rate. Please see “Your contract’s value in the Structured Investment Option” in “Determining your contract’s value”. A partial withdrawal or transfer from a Segment does not affect the Performance Cap Rate and Segment Buffer that apply to any remaining amounts that are held in the Segment through the Segment Maturity Date.

We reserve the right to offer any or all Segment Types more or less frequently or to stop offering any or all of them or to suspend offering any or all of them temporarily for some or all contracts. Please see “Suspension, termination and changes to Segment Types”. All Segment Types may not be available in all states. We may also add Segment Types in the future.

We may limit the total number of Segments that you may have active at any time.

Indices

Each Segment Type references an Index that determines the performance of its associated Segments. We currently offer Segment Types based on the performance of securities indices. Throughout this Prospectus, we refer to these indices using the term “Index” or, collectively, “Indices.” Not all Indices may be available under your contract.

Securities Indices. The following securities Indices are currently available:

S&P 500 Price Return Index. The S&P 500 Price Return Index was established by Standard & Poor’s. The S&P 500 Price Return Index includes 500 leading companies in leading industries of the U.S. economy, capturing 75% coverage of U.S. equities. The S&P 500 Price Return Index does not include dividends declared by any of the companies included in this Index.

MSCI Emerging Markets Price Return Index. The MSCI Emerging Markets Price Return Index was established by MSCI. The MSCI Emerging Markets Price Return Index is a free float-adjusted market capitalization index that is designed to measure equity market performance of emerging markets. As of the date of this prospectus, the MSCI Emerging Markets Price Return Index consists of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey. The MSCI Emerging

Markets Price Return Index does not include dividends declared by any of the companies included in this Index.

NASDAQ-100 Price Return Index. The NASDAQ-100 Price Return Index includes securities of 100 of the largest domestic and international non-financial companies listed on The NASDAQ Stock Market based on market capitalization. The Index reflects companies across major industry groups including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology. It does not contain securities of financial companies including investment companies. The NASDAQ-100 Price Return Index does not include dividends declared by any of the companies included in this Index.

Russell 2000® Price Return Index. The Russell 2000® Price Return Index was established by Russell Investments. The Russell 2000® Price Return Index measures the performance of the small-cap segment of the U.S. equity universe. The Russell 2000® Price Return Index is a subset of the Russell 3000® Index representing approximately 10% of the total market capitalization of that index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. The Russell 2000® Price Return Index does not include dividends declared by any of the companies included in this Index.

MSCI EAFE Price Return Index. The MSCI EAFE Price Return Index was established by MSCI. The MSCI EAFE Price Return Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the US and Canada. As of the date of this Prospectus the MSCI EAFE Price Return Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. The MSCI EAFE Price Return Index does not include dividends declared by any of the companies included in this Index.

Please see Appendix “Index Publishers” for important information regarding the publishers of the Indices.

Segment Type Holding Accounts

Any contribution or transfer designated for a Segment Type will be allocated to the corresponding Segment Type Holding Account until the Segment Start Date. The Segment Type Holding Accounts are part of the EQ/Money Market variable investment option but we do not apply a Contract Fee to amounts in a Segment Type Holding Account. You must transfer or contribute to the Segment Type Holding Account for the corresponding Segment Type if you want to invest in a Segment; you cannot transfer or contribute directly to a Segment.

You can transfer amounts from a Segment Type Holding Account into any available variable investment options, or another Segment Type Holding Account at any time up to the close of business on the last business day before the Segment Start Date.

Please refer to the “How to reach us” section in your variable annuity contract prospectus for more information regarding contacting us and communicating your instructions. We also have specific forms that we recommend you use for electing the Structured Investment Option and any Structured Investment Option transactions.

Segment Start Date

Each Segment will have a Segment Start Date. Segments generally start on the first or third Thursday of each month. However, the Segment Start Date may sometimes be a different day under certain circumstances. Please see “Setting the Segment Maturity Date and Segment Start Date”. Also, we may offer Segments more or less frequently and on different days for some or all contracts.

Performance Cap Rate

The Performance Cap Rate is generally the highest Segment Rate of Return that can be credited on a Segment Maturity Date for positive Index Performance Rates. Performance Cap Rates, including the applicable Performance Cap Rates for Segments selected on your application, are announced at least one week before the Segment Start Date and can be found at www.equitable.com/ierates. The Performance Cap Rate for each Segment will not change throughout the Segment Duration. Each contract series may have different Performance Cap Rates with Investment Edge® Performance Cap Rates generally being higher than Investment Edge® Select Performance Cap Rates and Investment Edge® ADV Performance Cap Rates generally being higher than both Investment Edge® and Investment Edge® Select Performance Cap Rates. The Performance Cap Rate for the same Segment may vary between owners but will never be less than the applicable minimum Performance Cap Rate. Since Performance Cap Rates are announced online at least one week before the Segment Start Date, you should consider any differences in the Performance Cap Rates when deciding which contract series to purchase.

The Performance Cap Rate may limit your participation in any increases in the underlying Index associated with a Segment. Our minimum Performance Cap Rates for 1 year Standard Segments is 2%. Our minimum Performance Cap Rate for Step Up Segments is 2%. We guarantee that for the life of your contract we will not open a Segment with a Performance Cap Rate below the applicable minimum Performance Cap Rate. In some cases, we may decide not to declare a Performance Cap Rate for a Segment, in which case there is no maximum Segment Rate of Return for that Segment and you will receive the Index Performance Rate for that Segment subject to the Segment Buffer. When this happens, the Segment is referred to as uncapped.

Please note that the Performance Cap Rate and Segment Rate of Return are cumulative rates of return from the Segment Start Date to the Segment Maturity Date, NOT annual rates. The Performance Cap Rate is set at our sole discretion.

Segment Participation Requirements

Provided that all participation requirements are met, all amounts allocated to a Segment Type that are in the associated Segment Type Holding Account as of the close of business on the business day preceding the Segment Start Date, plus any earnings on those amounts, will be transferred into the new Segment on the Segment Start Date. However, amounts transferred into the Segment Type Holding Account on the Segment Start Date itself will not be included in any new Segment created that day. These amounts will remain in the Segment Type Holding Account until they are transferred out or the next Segment Start Date on which the participation requirements are met for the amounts to be transferred into a new Segment.

The participation requirements are as follows: (1) Segment is available and (2) Segment Maturity Date Requirement is met. If these requirements are met, your account value in the Segment Type Holding Account will be transferred into a new Segment. This amount is your initial Segment Investment.

(1) Segment is available. The Segment must actually be created on the Segment Start Date as scheduled. We may suspend or terminate any Segment Type, at our sole discretion, at any time. If we terminate a Segment Type, no new Segments of that Segment Type will be created, and the amount that would have been transferred to the Segment will be transferred to the EQ/Money Market variable investment option instead. If we suspend a Segment Type, no new Segments of that Segment Type will be created until the suspension ends, and the amount that would have been transferred to the Segment will remain in the Segment Type Holding Account.

(2) Segment Maturity Date Requirement is met. The Segment Maturity Date must occur on or before the contract maturity date. If the Segment Maturity Date is after the contract maturity date, your account value in the Segment Type Holding Account will be transferred to the EQ/Money Market variable investment option.

Segment Maturity Date

Your Segment Maturity Date is the Segment Business Day on which a Segment ends. You will receive advance notice of maturing Segments in which you are currently invested in your quarterly statement. You will generally also receive a second advance notice of maturing Segments in which you are currently invested. The additional notice is available by mail or electronically and is generally provided at least 30 days before a Segment Maturity Date. You can instruct us to stop delivering this second notice to you at any time. We reserve the right to discontinue this second notice at any time.

Segment Maturity Instructions. You may specify maturity instructions that tell us how to allocate the Segment Maturity Value among the investment options and you can change these instructions at any time. You may tell us either to follow your instructions on file for new contributions, to with-

draw all or part of your Segment Maturity Value, or to transfer your Segment Maturity Value to the next available Segment of the same Segment Type, provided the participation requirements are met. While you may specify or change your maturity instructions for maturing Segments at any time until the close of business on the Segment Maturity Date, we recommend submitting new or revised instructions at least five business days prior to the Segment Maturity Date.

As stated above, you may elect to have maturing Segments invested according to your instructions on file, and those instructions may include allocations to different Segment Types, or you may elect to transfer your Segment Maturity Value to the next available Segment of the same Segment Type in which you are currently invested. If you take either of these steps, then the designated portion of your Segment Maturity Value will be transferred to the corresponding Segment Type Holding Account, as of the close of business on the Segment Maturity Date. Assuming that all participation requirements are met, the designated amounts will be treated like any other amounts in a Segment Type Holding Account. On the next Segment Start Date, the designated amounts in the Segment Type Holding Account will be transferred into the corresponding Segment. Typically, this means the designated amounts would be held in a Segment Type Holding Account for at least one business day.

If you have not provided us with maturity instructions for a maturing Segment, then by default the Segment Maturity Value will be transferred to the Segment Type Holding Account for the same Segment Type as the maturing Segment. Your Segment Maturity Value would then be transferred from that Segment Type Holding Account into the next Segment of that Segment Type on the Segment Start Date except that if the next Segment to be created in the Segment Type would not meet the Segment Maturity Date Requirement or that Segment Type has been terminated, we will instead transfer your Segment Maturity Value to the EQ/ Money Market variable investment option.

If you are impacted by these delays, you may transfer your Segment Maturity Value into another Segment Type Holding Account or any other investment option at any time before the next Segment Start Date.

Segment Maturity Value

We calculate your Segment Maturity Value on the Segment Maturity Date using your Segment Investment and the Segment Rate of Return.

Your Segment Maturity Value for all Segments is calculated as follows:

We multiply your Segment Investment by your Segment Rate of Return to get your Segment Return Amount. Your Segment Maturity Value is equal to your Segment Investment plus your Segment Return Amount. Your Segment Return Amount may be negative, in which case your Segment Maturity Value will be less than your Segment Investment.

For Standard Segments, the Segment Rate of Return is equal to the Index Performance Rate (the percentage change in the value of the related Index from the Segment Start Date to the Segment Maturity Date), subject to the Performance Cap Rate and Segment Buffer minus the Contract Fee, as follows:

If the Index Performance Rate:	Your Segment Rate of Return will be:
exceeds the Performance Cap Rate	equal to the Performance Cap Rate minus the Contract Fee
is positive but less than or equal to the Performance Cap Rate	equal to the Index Performance Rate minus the Contract Fee
is flat or negative by a percentage equal to or less than the Segment Buffer	equal to 0% minus the Contract Fee
is negative by a percentage greater than the Segment Buffer	negative, equal to the extent of the percentage exceeding the Segment Buffer minus the Contract Fee

These values are based on the value of the relevant Index on the Segment Start Date and the Segment Maturity Date. Any fluctuations in the value of the Index between those dates is ignored in calculating the Segment Rate of Return.

For Step Up Segments, the Segment Rate of Return is equal to:

•	the Performance Cap Rate if the Index Performance Rate (the percentage change in the value of the related Index from the Segment Start Date to the Segment Maturity Date) is greater than or equal to zero minus the Contract Fee or

•	the Index Performance Rate if the Index Performance Rate is negative, subject to the Segment Buffer minus the Contract Fee, as follows:

If the Index Performance Rate:	Your Segment Rate of Return will be:
is greater than or equal to zero	equal to the Performance Cap Rate minus the Contract Fee
is negative by a percentage equal to or less than the Segment Buffer	equal to 0% minus the Contract Fee
is negative by a percentage greater than the Segment Buffer	negative, equal to the extent of the percentage exceeding the Segment Buffer minus the Contract Fee

These values are based on the value of the relevant Index on the Segment Start Date and the Segment Maturity Date. Any fluctuations in the value of the Index between those dates is ignored in calculating the Segment Rate of Return.

Please note: Because of the way Segment Rate of Return is calculated for Step Up Segments, when the Index Performance Rate is near zero, a very small difference in the Index of

Performance Rate on the Segment Maturity Date can result in a very different Segment Rate of Return. For example, if the Performance Cap Rate is 8.00% and the Index Performance Rate is 0.00% on the Segment Maturity Date, the Segment Rate of Return would be 8.00% less the amount of the Contract Fee whereas, if the Index Performance Rate is -0.01% on the Segment Maturity Date the Segment Rate of Return is 0.00% less the amount of the Contract Fee.

For Dual Direction Segments, the Segment Rate of Return is equal to the Index Performance Rate subject to the Performance Cap Rate for positive and flat Index Performance Rates and the absolute value of negative Index Performance Rates unless the Index Performance Rate is less than the Segment Buffer in which case it is equal to the Index Performance Rate subject to the Segment Buffer, minus the Contract Fee, as follows:

If the Index Performance Rate:	Your Segment Rate of Return will be:
is greater than the Performance Cap Rate	equal to the Performance Cap Rate minus the Contract Fee
is between the Performance Cap Rate and Segment Buffer (or equal to either)*	equal to the absolute value of the Index Performance Rate minus the Contract Fee
is negative by a percentage greater than the Segment Buffer	negative, equal to the extent of the percentage exceeding the Segment Buffer minus the Contract Fee

*	If the Index Performance Rate is zero, the Segment Rate of Return is zero.

Please note:

•	Because of the way the Segment Rate of Return is calculated for Dual Direction Segments, when the Index Performance Rate is near the Segment Buffer, a very small difference in the Index Performance Rate on the Segment Maturity Date can result in a very different Segment Rate of Return. For example, for a 1-year Dual Direction Segment with a -10% Segment Buffer, if the Index Performance Rate is -10.00% on the Segment Maturity Date the Segment Rate of Return is 10.00% whereas, if the Index Performance Rate is -10.01% on the Segment Maturity Date the Segment Rate of Return is -0.01%.

•	Because of the way the Segment Rate of Return is calculated for Dual Direction Segments, in certain situations the Segment Rate of Return may be greater for negative Index Performance Rates than for the corresponding positive Index Performance Rates. For example, for a 1-year Dual Direction Segment with a Performance Cap Rate of 7% and a -10% Segment Buffer, if the Index Performance Rate is -9% on the Segment Maturity Date the Segment Rate of Return is 9% whereas, if the Index Performance Rate is 9% on the Segment Maturity Date the Segment Rate of Return is 7%.

Standard Segment Examples

Assume that you have a variable annuity contract with an account value of $100,000 and a Contract Fee of 1.25% and invest $1,000 in an S&P 500 Price Return Index, 1-year Segment with a -10% Segment Buffer, we set the Performance Cap Rate for that Segment at 10%, and you make no withdrawal from the Segment.

If the S&P 500 Price Return Index is 20% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 8.75% Segment Rate of Return, and your Segment Maturity Value would be $1087.50. We reach that amount as follows:

•	The Index Performance Rate (20%) is greater than the Performance Cap Rate (10%), so the Segment Rate of Return (8.75%) is equal to the Performance Cap Rate minus the Contract Fee (1.25%).

•	The Segment Return Amount ($87.50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (8.75%).

•	The Segment Maturity Value ($1087.50) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($87.50).

If the S&P 500 Price Return Index is only 5% higher on the Segment Maturity Date than on the Segment Start Date, then you will receive a 3.75% Segment Rate of Return, and your Segment Maturity Value would be $1037.50. We reach that amount as follows:

•	The Index Performance Rate (5%) is less than the Performance Cap Rate (10%), so the Segment Rate of Return (3.75%) is equal to the Index Performance Rate minus the Contract Fee (1.25%).

•	The Segment Return Amount ($37.50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (3.75%).

•	The Segment Maturity Value ($1037.50) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($37.50).

If the S&P 500 Price Return Index is 5% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -1.25% Segment Rate of Return, and your Segment Maturity Value would be $987.50. We reach that amount as follows:

•	The Index Performance Rate is -5% and the Segment Buffer absorbs the first 10% of negative performance, so the Segment Rate of Return is 0% minus the Contract Fee (1.25%).

•	The Segment Return Amount (-$12.50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (-1.25%).

•	The Segment Maturity Value ($987.50) is equal to the Segment Investment ($1000) plus the Segment Return Amount (-$12.50).

If the S&P 500 Price Return Index is 15% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -6.25% Segment Rate of Return, and your Segment Maturity Value would be $937.50. We reach that amount as follows:

•	The Index Performance Rate is -15% and the Segment Buffer absorbs the first 10% of negative performance, so the Segment Rate of Return is -5% minus the Contract Fee (1.25%).

•	The Segment Return Amount (-$62.50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (-6.25%).

•	The Segment Maturity Value ($937.50) is equal to the Segment Investment ($1,000) plus the Segment Return Amount (-$62.50).

Step Up Segment Examples

Assume that you have a variable annuity contract with an account value of $100,000 and a Contract Fee of 1.25% and invest $1,000 in an S&P 500 Price Return Index Step Up, 1-year Segment with a -10% Segment Buffer, we set the Performance Cap Rate for that Segment at 8%, and you make no withdrawal from the Segment.

If the S&P 500 Price Return Index is 10% higher on the Segment Maturity Date than on the Segment Start Date, you will receive an 6.75% Segment Rate of Return, and your Segment Maturity Value would be $1067.50. We reach that amount as follows:

•	The Index Performance Rate (10%) is greater than or equal to zero, so the Segment Rate of Return (6.75%) is equal to the Performance Cap Rate minus the Contract Fee (1.25%).

•	The Segment Return Amount ($67.50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (6.75%).

•	The Segment Maturity Value ($1067.50) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($67.50).

If the S&P 500 Price Return Index is flat (0% return) on the Segment Maturity Date, you will receive an 6.75% Segment Rate of Return, and your Segment Maturity Value would be $1067.50. We reach that amount as follows:

•	The Index Performance Rate (0%) is greater than or equal to zero, so the Segment Rate of Return (6.75%) is equal to the Performance Cap Rate minus the Contract Fee (1.25%).

•	The Segment Return Amount ($67.50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (6.75%).

•	The Segment Maturity Value ($1067.50) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($67.50).

If the S&P 500 Price Return Index is 15% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -6.25% Segment Rate of Return, and your Segment Maturity Value would be $937.50. We reach that amount as follows:

•	The Index Performance Rate is -15% and the Segment Buffer absorbs the first 10% of negative performance, so the Segment Rate of Return is -5% minus the Contract Fee (1.25%).

•	The Segment Return Amount (-$62.50 is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (-6.25%).

•	The Segment Maturity Value ($937.50) is equal to the Segment Investment ($1,000) plus the Segment Return Amount (-$62.50).

Dual Direction Segment Examples

Assume that you invest $1,000 in an S&P 500 Price Return Index Dual Direction, 1-year Segment with a -10% Segment Buffer, we set the Performance Cap Rate for that Segment at 9%, you make no withdrawal from the Segment, and a Contract Fee of 1.25% (Investment Edge® Select).

If the S&P 500 Price Return Index is 20% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 7.75% Segment Rate of Return, and your Segment Maturity Value would be $1,077.50. We reach that amount as follows:

•	The Index Performance Rate (20%) is greater than the Performance Cap Rate (9%), so the Segment Rate of Return (7.75%) is equal to the Performance Cap Rate minus the Contract Fee (1.25%).

•	The Segment Return Amount ($77.50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (7.75%).

•	The Segment Maturity Value ($1,077.50) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($77.50).

If the S&P 500 Price Return Index is 5% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 3.75% Segment Rate of Return, and your Segment Maturity Value would be $1,037.50. We reach that amount as follows:

•	The Index Performance Rate (5%) is less than the Performance Cap Rate (9%), so the Segment Rate of Return (3.75%) is equal to the Index Performance Rate minus the Contract Fee (1.25%).

•	The Segment Return Amount ($37.50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (3.75%).

•	The Segment Maturity Value ($1,037.50) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($37.50).

If the S&P 500 Price Return Index is 5% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a 3.75% Segment Rate of Return, and your Segment Maturity Value would be $1,037.50. We reach that amount as follows:

•	The Index Performance Rate is -5% which is not more negative than the Segment Buffer (-10%), so the Segment Rate of Return (3.75%) is the absolute value of the Index Performance Rate (|-5%|) minus the Contract Fee (1.25%).

•	The Segment Return Amount ($37.50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (3.75%).

•	The Segment Maturity Value ($1,037.50) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($37.50).

If the S&P 500 Price Return Index is 15% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -6.25% Segment Rate of Return, and your Segment Maturity Value would be $937.50. We reach that amount as follows:

•	The Index Performance Rate is -15% and the Segment Buffer absorbs the first 10% of negative performance, so the Segment Rate of Return is -6.25% which is equal to the % exceeding the Segment Buffer (5%) plus the Contract Fee (1.25%).

•	The Segment Return Amount (-$62.50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (-6.25%).

•	The Segment Maturity Value ($937.50) is equal to the Segment Investment ($1,000) plus the Segment Return Amount (-$62.50).

Setting the Segment Maturity Date and Segment Start Date

There will generally be two or more Segment Maturity Dates and Segment Start Dates each month that the contract is outstanding. The Segment Maturity Date for Segments maturing and the Segment Start Date for new corresponding Segments will generally be scheduled to occur on consecutive Business Days that are also Segment Business Days.

If a Segment Maturity Date falls on a holiday, the Segment Maturity Date will generally be the preceding Segment Business Day. If a Segment Start Date falls on a holiday, the Segment Start Date will generally be the preceding Segment Business Day unless that preceding Segment Business Day is not in the same month. In these instances, no Segment will begin until the next scheduled Segment Start Date. Please see Appendix “Segment Maturity Date and Segment Start Date Examples” for a demonstration of the effects that scheduled holidays can have on the Segment Maturity Date and the Segment Start Date.

Effect of an emergency close.  Segments are scheduled to mature and start on Segment Business Days. The Segment Maturity Date for Segments maturing and the Segment Start Date for new corresponding Segments starting will generally occur on consecutive Business Days that are also Segment Business Days. It is possible that an Index could be affected by an emergency close on a Segment Business Day, thereby affecting the Index’s ability to publish a price and our ability to mature or start Segments based on the affected Index. Emergency closes can have two consequences.

1.	If the NYSE experiences an emergency close and cannot publish any prices, we will delay the maturity or start of all Segments for all Indices.

2.	If any Index other than the NYSE experiences an emergency close, we will delay the maturity and start of the Segments using the affected Index and mature or start Segments for all unaffected Indices.

The emergency closure of an Index other than the NYSE can have a different effect if it occurs on a Segment Maturity Date rather than a Segment Start Date. We do not currently offer any such Index, but may in the future.

•	If an emergency close occurs on a scheduled Segment Maturity Date, then the Segment Maturity Date for that Segment will be delayed until the next Segment Business Day. The next Segment Business Day would be the Segment Start Date. If the emergency close only lasted that one day, the Segment Start Date and the Segment Maturity Date for the affected Segment would occur on the same day.

•	If an emergency close occurs on an Index other than the NYSE on a scheduled Segment Start Date, then we would not create Segments that utilize the affected Index. However, on that day we would create Segments that utilize unaffected Indices. Consequently, Segment Maturity Values designated for Segment Types that utilize an affected Index would not be allocated to Segments and would remain in the corresponding Segment Type Holding Account.

If the conditions that cause an emergency close persist, we will use reasonable efforts to calculate the Segment Maturity Value of any affected Segments. If the affected Index cannot be priced within eight days, we will contact a calculating agency, normally a bank we have a contractual relationship with, which will determine a price to reflect a reasonable estimate of the Index level.

Suspension, Termination and Changes to Segment Types and Indices

We may decide at any time until the close of business on each Segment Start Date whether to offer any or all of the Segment Types described in this Prospectus on a Segment Start Date for a particular Segment. We may suspend a Segment Type for a week, month or a period of several months, or we may terminate a Segment Type entirely.

If a Segment Type is suspended, your account value will remain in the Segment Type Holding Account until a Segment of that Segment Type is offered or you transfer out of the Segment Type Holding Account. We will provide you with written confirmation when money is not transferred from a Segment Type Holding Account into a segment due to the suspension of a Segment Type.

If a Segment Type is terminated, your account value in the corresponding Segment Type Holding Account will be defaulted into the EQ/Money Market variable investment option on the date that would have been the Segment Start Date.

We have the right to substitute an alternative index prior to Segment maturity if the publication of one or more Indices is discontinued or at our sole discretion we determine that our use of such Indices should be discontinued or if the calculation of one or more of the Indices is substantially changed. The alternative index would be used to calculate performance from the Segment Start Date to the Segment Maturity Date. In addition, we reserve the right to use any or all reasonable methods to end any outstanding Segments that use such Indices. We also have the right to add additional Indices under the contract at any time. We would provide notice about the use of additional or alternative Indices, as soon as practicable, in a supplement to this Prospectus. If an alternative index is used, its performance could impact the Index Performance Rate, Segment Rate of Return, Segment Maturity Value, and Segment Interim Value. An alternative index would not change the Segment Buffer or Performance Cap Rate for an existing Segment. If a similar index cannot be found or we decide in our sole discretion not to substitute an alternate index, we will end the affected Segments prematurely by applying the Segment Performance Cap Rate and Segment Buffer to the actual gains or losses on the original Index as of the date of termination. We would attempt to choose a substitute index that has a similar investment objective and risk profile to the replaced index. For example, if the Russell 2000® Index were not available, we might use the NASDAQ.

We reserve the right to offer any or all Segment Types more or less frequently than we have been or to stop offering any or all of them or to suspend offering any or all of them temporarily for some or all contracts. If we stop offering or suspend certain Segment Types, each existing Segment of those Segment Types will remain invested until its respective Segment Maturity Date.

Your account value in the Structured Investment Option

Your value in each Segment on the Segment Maturity Date is calculated as described under “Segment Rate of Return” in “Contract Features and Benefits”.

In setting the Performance Cap Rate that we use in calculating the Segment Maturity Value, we assume that you are going to hold a Segment until the Segment Maturity Date. However, you have the right under the contract to access amounts in the Segments before the Segment Maturity Date. Therefore, we calculate a Segment Interim Value on each business day, which is also a Segment Business Day, between the Segment Start Date and the Segment Maturity Date. The method we use to calculate the Segment Interim Value is different than the method we use to calculate the value of the Segment on the Segment Maturity Date. Prior to the Segment Maturity Date, we use the Segment Interim Value to calculate (1) your account value; (2) the amount your beneficiary would receive as a death benefit; (3) the amount you would receive if you make a transfer or withdrawal from a Segment; (4) the amount you would receive if you surrender your variable annuity contract; or

(5) the amount you would receive if you cancel your variable annuity contract and return it to us for a refund within your state’s “free look” period (unless your state requires that we refund the full amount of your contribution upon cancellation). If a partial withdrawal or transfer is taken from a Segment on a date other than the Segment Maturity Date the Segment Investment will be reduced and the amount of the reduction could be more than the amount of the withdrawal or transfer. The risk of loss of principal may be greater in the case of an early withdrawal, surrender, free look, death, or transfer.

The Segment Interim Value is calculated based on a formula that provides a treatment for an early distribution that is designed to be consistent with how distributions at the end of a Segment are treated. Appendix “Segment Interim Value” sets forth the calculation formula as well as numerous hypothetical examples. The formula is calculated by adding the fair value of three components. These components provide us with a market value estimate of the risk of loss and the possibility of gain at the end of a Segment. These components are used to calculate the Segment Interim Value. The three components are:

(1)	Fair value of hypothetical fixed instruments; plus

(2)	Fair value of hypothetical derivatives; plus

(3)	Cap calculation factor.

We then compare the sum of the three components above with a limitation based on the Performance Cap Rate. In particular, the Segment Interim Value is never greater than the Segment Investment multiplied by the portion of the Performance Cap Rate corresponding to the portion of the Segment Duration that has elapsed. This limitation is imposed to discourage owners from withdrawing from a Segment before the Segment Maturity Date where there may have been significant increases in the relevant Index early in the Segment Duration. A pro rata portion of the Contract Fee is deducted from the lesser of the sum of the three components above or the Segment Investment multiplied by (1 + the Performance Cap Rate limiting factor). For more information, please see Appendix “Segment Interim Value”.

Even if the corresponding Index has experienced positive investment performance since the Segment Start Date, because of the factors we take into account in the calculation above, your Segment Interim Value may be lower than your Segment Investment.

Breakpoint Credit

Account value in the Segment Type Holding Accounts and Segments (using the Segment Interim Value) will be included in determining whether you meet the BPC Thresholds and in calculating the amount, if any, of the Breakpoint credit. On the Crediting Date, the BPC attributable to the Structured Investment Option will be credited to the EQ/Money Market variable investment option. See the variable annuity contract prospectus.

The Breakpoint Credit is not applicable to Investment Edge® ADV.

Structured Investment Option’s charges and expenses

Adjustments with respect to early surrender, transfer, withdrawal or other distribution from Segments

We use the Segment Interim Value when a surrender, transfer, withdrawal or other distribution (including fees and charges) is taken from a Segment prior to the Segment Maturity Date. The Segment Interim Value is calculated based on a formula that provides a treatment for an early distribution that is designed to be consistent with how distributions at the end of a Segment are treated. For more information on the calculation of the Segment Interim Value, please see Appendix “Segment Interim Value”.

How we deduct the variable annuity contract charges from the Structured Investment Option

Electing the Structured Investment Option changes how certain charges under your variable annuity contract are allocated and administered.

The Contract Fee

Under the provisions of your variable annuity contract, we deduct the Contract Fee as a daily charge from the net assets in each variable investment option, except for account value in the Segment Type Holding Account, to compensate us for mortality and expense risks and other expenses. While we do not deduct a daily charge from assets in the Segment Type Holding Accounts, we do deduct a daily charge from assets invested in the EQ/Money Market variable investment option, as well as, assets in the dollar cost averaging account held in the EQ/Money Market variable investment option, both of which are available under your variable annuity contract. For more information, please see “Charges and Expenses” in your variable annuity contract prospectus.

We apply the Contract Fee as part of the Segment Rate of Return calculation. The charge is equal to an annual rate of 1.00% (Investment Edge®), 1.25% (Investment Edge® Select), or 0.25% (Investment Edge® ADV). A pro rata portion of this charge is deducted as part of the Segment Interim Value calculation if a partial withdrawal or transfer is taken from a Segment on a date other than the Segment Maturity Date or if the contract is surrendered, annuitized or a death benefit paid on a date other than the Segment Maturity Date.

Contract Maintenance Fee

The annual contract maintenance fee, if any, will be deducted pro rata from the account value in the investment options on the last business day of each contract year as described in your variable annuity contract prospectus. If there is insufficient value or no value in those options, the charge will then be deducted from the Segment Type Holding Account, and then pro rata from the Segments.

Return of Premium death benefit charge

The charge is deducted pro rata from the investment options as described in your variable annuity contract prospectus. If those amounts are insufficient, we will make up the required amounts from the Segment Holding Type Account and then pro rata from the Segments.

Transfers

Under your variable annuity contract, at any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following current limitations:

•	You may not transfer out of a Segment Type Holding Account on a Segment Start Date.

•	A contribution or transfer into a Segment Type Holding Account on a Segment Start Date will not be transferred into the Segment that is created on that Segment Start Date. Your money will be transferred into a Segment on the next Segment Start Date, provided you meet the participation requirements.

•	You may not contribute or transfer money into a Segment Type Holding Account and designate a Segment Start Date. The account value in the Segment Type Holding Account will be transferred on the first Segment Start date on which you meet the participation requirements.

•	You may not contribute or transfer into a Segment Type Holding Account if the Segment Maturity Date of the Segment that will be created on the Segment Start Date would be after the maturity date of your contract.

•	You may not transfer to a Segment if the total number of Segments that would be active in your contract after such transfer would be greater than 160. See “Allocating your contributions” in “Contract features and benefits” for more information. If a transfer from a Segment Type Holding Account into a Segment will cause a contract to exceed this limit, such transfers will be defaulted to the EQ/Money Market variable investment option. If there are multiple Segments scheduled to be established on a Segment Start Date, new Segments will be established in the order of those that would have the largest initial Segment Investment first until the limit is reached. Any remaining amount that is not transferred into a Segment will then be defaulted to the EQ/Money Market variable investment option.

•	Transfers from a Segment Type Holding Account to a Segment will not occur if you do not meet the participation requirements. See “Segment Participation Requirements” in “Contract features and benefits”.

•	If your variable annuity contract permits dollar cost averaging (“DCA”) programs, you can elect to have the DCA systematically transfer amounts over time to the Segment Type Holding Account subject to the following current limitations:

—	Currently, your account value will be transferred from the DCA program into your designated Segment Type Holding Account(s) on a monthly basis.

—

If a Segment Type is suspended, any amount in the DCA program destined for that Segment will be transferred to the Segment Type Holding Account. It will remain there until the next Segment Start Date on which the Segment is not suspended. If one of the Segment Types is terminated or discontinued, the value in the terminated Segment

Type Holding Account will be moved to the EQ/Money Market variable investment option.

—	The rebalancing program feature in your variable annuity contract is not available for amounts allocated to the Segment Type Holding Account or to any Segment.

Upon advance notice to you, via a client communication mailing, we may change or establish additional restrictions on transfers among the investment options, including limitations on the number, frequency, or dollar amount of transfers. In addition, we may, at any time, exercise our right to limit or terminate transfers into any of the variable investment options and to limit the number of variable investment options which you may elect. We currently do not impose any transfer restrictions among the variable investment options. A transfer request does not change your allocation instructions on file. Our current transfer restrictions are set forth in the “Disruptive transfer activity” section of the variable annuity prospectus.

Please see “Allocating your contributions” in “Contract features and benefits” in your variable annuity contract prospectus for more information about your role in managing your allocations.

Transfers from a Segment prior to the Segment Maturity Date reduce the Segment Investment on a pro rata basis by the same proportion that the Segment Interim Value is reduced on the date of the transfer. Accordingly, the Segment Investment could be reduced by more than the amount of the transfer.

How distributions, including withdrawals, are taken from your account value under the Structured Investment Option

When you elect the Structured Investment Option, unless you specify otherwise, we will take your withdrawals (or other distributions) as follows:

•	Withdrawals will be taken on a pro rata basis from your value in the investment options as described in your variable annuity contract prospectus and any withdrawal request form. If there is insufficient value or no value in those investment options, any additional amount of the withdrawal or the total amount of the withdrawal will be withdrawn from the Segment Type Holding Account(s) on a pro rata basis. If there is insufficient value or no value in the Segment Type Holding Account(s), any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the Segment(s) on a pro rata basis.

You can specify a withdrawal be taken from any investment option at any time. However, you can only request a withdrawal be taken specifically from a Segment when there is zero value (meaning no money) in all other variable investment options and Segment Type Holding Accounts.

If you have amounts in a Segment Type Holding Account and you make a withdrawal on a Segment Start Date, that withdrawal will occur before any transfer into the Segment and that withdrawal amount will not be transferred into the Segment created on that date.

Withdrawals from a Segment prior to your Segment Maturity Date reduce the Segment Investment on a pro rata basis by the same proportion that the Segment Interim Value is reduced on the date of the withdrawal. Accordingly, the Segment Investment could be reduced by more than the amount of the withdrawal. We use the Segment Investment to determine your Segment Maturity Value.

You can request, in advance of your Segment Maturity Date, a withdrawal of your Segment Maturity Value on the Segment Maturity Date. We reserve the right to change or cancel this provision at any time.

Effect of your death on the Structured Investment Option

In general, if you die while your variable annuity contract is in force, it terminates and the applicable death benefit is paid. Once we have received notice of your death and until the death benefit is processed, we will not make any transfers from the Segment Type Holding Account to a Segment. Amounts in the Segment Type Holding Account will be defaulted into the EQ/Money Market variable investment option. If Segments mature, the Segment Maturity Value will be transferred to the EQ/Money Market variable investment option.

There are various circumstances, however, in which your variable annuity contract can be continued under a Beneficiary continuation option (“BCO”). For more information please see the “Beneficiary continuation option” in your prospectus and “How the Structured Investment Option affects the Beneficiary continuation option”.

How the Structured Investment Option affects the Beneficiary continuation option

This feature permits a designated individual, on your death, to maintain a contract with your name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum.

Under the Beneficiary continuation option, if you have any account value in a Segment or Segment Holding Account:

•	The transfer restrictions on amounts in Segments prior to election of the beneficiary continuation option remain in place. The Segment Maturity Value may be reinvested in other investment options. However, if the beneficiary has chosen the “5-year rule,” amounts may not be invested in Segments with Segment Maturity Dates later than December 31st of the calendar year which contains the fifth anniversary of your death.

•	If there is more than one beneficiary, then as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature for the first beneficiary, all Segments will continue for each beneficiary.

A beneficiary who chooses to receive annual payments over his life expectancy should consult his tax adviser about selecting Segments that provide sufficient liquidity to satisfy the payout requirements under this option.

About the Separate Account

We hold assets in a “non-unitized” separate account we have established under the New York Insurance Law (the “Separate Account”) to support our obligations under the Structured Investment Option. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We are obligated to pay all money we owe under the contract. If the obligation exceeds the assets of the Separate Account, funds will be transferred to the Separate Account from the general account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the Structured Investment Option, regardless of whether assets supporting the Structured Investment Option are held in a separate account or our general account. An owner should look to the financial strength of the Company for its claims-paying ability. For more information, see “About the general account”.

We may invest separate account assets in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues. We may also invest in interest rate swaps. Although the above generally describes our plans for investing the assets supporting our obligations under the Structured Investment Option, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws.

4. Distribution of the Contracts

The Structured Investment Option is only available under certain variable annuity contract(s) issued by the Company. Extensive information about the arrangements for distributing the annuity contracts, including sales compensation, is included in the appropriate variable annuity contract prospectus and in the statement of additional information that relates to that prospectus under “Distribution of the contracts”, respectively. All of that information applies regardless of whether you choose to use the Structured Investment Option, and there is no additional plan of distribution or sales compensation with respect to the Structured Investment Option. There is also no change to the information regarding the fact that the principal underwriter(s) is an affiliate or an indirect wholly owned subsidiary of the Company.

5. Incorporation of certain documents by reference

Our Annual Report on Form 10-K for the period ended December 31, 2021 (the “Annual Report”) is considered to be part of this Prospectus because it is incorporated by reference.

The Company files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC’s public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC’s website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, the Company has filed with the SEC a registration statement relating to the Structured Investment Option (the “Registration Statement”). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 (“Exchange Act”), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to:

Equitable Financial Life Insurance Company

1290 Avenue of the Americas

New York, NY 10104

Attention: Corporate Secretary (telephone: (212) 554-1234)

You can access our website at www.equitable.com.

Independent Registered Public Accounting Firm

The consolidated financial statements and financial statement schedules of Equitable Financial Life Insurance Company incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers LLP provides independent audit services and certain other non-audit services to Equitable Financial Life Insurance Company as permitted by the applicable SEC independence rules, and as disclosed in Equitable Financial Life Insurance Company’s Form 10-K. PricewaterhouseCoopers LLP’s address is 300 Madison Avenue, New York, New York 10017.

Appendix: Segment Interim Value

We calculate the Segment Interim Value for each Segment on each Segment Business Day that falls between the Segment Start Date and Segment Maturity Date. The calculation is a formula designed to measure the fair value of your Segment Investment on the particular interim date, and is based on the downside protection provided by the Segment Buffer, the limit on participation in investment gain provided by the Performance Cap Rate, an adjustment for the effect of a withdrawal (which also includes a surrender, payment or transfer out) prior to the Segment Maturity Date and a pro rata portion of the Contract Fee. The formula we use, in part, derives the fair value of hypothetical investments in fixed instruments and derivatives. These values provide us with protection from the risk that we will have to pay out account value related to a Segment prior to the Segment Maturity Date. The hypothetical put option provides us with a market value of the potential loss at Segment maturity, and the hypothetical call options provide us with a market value of the potential gain at Segment maturity. This formula provides a treatment for an early distribution that is designed to be consistent with how distributions at the end of a Segment are treated. We are not required to hold such investments in relation to Segments and may or may not choose to do so. You are not affected by the performance of any of our investments (or lack thereof) relating to Segments. The formula also includes an adjustment relating to the Cap Calculation Factor. This is a positive adjustment of the percentage of the estimated expenses corresponding to the portion of the Segment Duration that has not elapsed. This Appendix sets forth the actual calculation formula, an overview of the purposes and impacts of the calculation, and detailed descriptions of the specific inputs into the calculation. You should note that even if a corresponding Index has experienced positive growth, the calculation of your Segment Interim Value may result in an amount lower than your Segment Investment. We have included examples of calculations of Segment Interim Values under various hypothetical situations at the end of this Appendix.

Calculation Formula

Your Segment Interim Value is equal to the lesser of (A) or (B) minus a pro rata portion of the Contract Fee, where:

(A)	equals the sum of the following three components:

(1)	Fair Value of hypothetical Fixed Instruments; plus

(2)	Fair Value of hypothetical Derivatives; plus

(3)	Cap Calculation Factor.

(B)	equals the Segment Investment multiplied by (1 + the Performance Cap Rate limiting factor).

Overview of the Purposes and Impacts of the Calculation

Fair Value of Hypothetical Fixed Instruments.  The Segment Interim Value formula includes an element designed to compensate us for the fact that when we have to pay out account value related to a Segment before the Segment Maturity Date, we forgo the opportunity to earn interest on the Segment Investment from the date of withdrawal (which also includes a surrender, payment or transfer out) until the Segment Maturity Date. We accomplish this estimate by calculating the present value of the Segment Investment using an investment rate widely used in financial markets.

Fair Value of Hypothetical Derivatives.  For Standard Segments we use hypothetical put and call options that are designated for each Segment to estimate the market value, at the time the Segment Interim Value is calculated, of the risk of loss and the possibility of gain at the end of the Segment. This calculation reflects the value of the downside protection that would be provided at maturity by the Segment Buffer as well as the upper limit that would be placed on gains at maturity due to the Performance Cap Rate. For Step Up Segments, we use a hypothetical put and binary call option to estimate the market value, at the time the Segment Interim Value is calculated, of the risk of loss and the possibility of gain at the end of the Segment. This calculation reflects the downside protection that would be provided at maturity by the Segment Buffer as well as the potential upside payout at maturity equal to the Performance Cap Rate. For Dual Direction Segments, we use hypothetical put, call and binary put options to estimate the market value, at the time the Segment Interim Value is calculated, of the risk of loss and the possibility of gain at the end of the Segment.

When valuing the hypothetical Derivatives as part of the Segment Interim Value calculation, we use inputs that are consistent with market prices that reflect the estimated cost of exiting the hypothetical Derivatives before Segment maturity. See the “Fair Value of Hypothetical Derivatives” in “Detailed Descriptions of Specific Inputs to the Calculation”. Our fair market value methodology, including the market standard model we use to calculate the fair value of the hypothetical Derivatives for each particular Segment, may result in a fair value that is higher or lower than the fair value other methodologies and models would produce. Our fair value may also be higher or lower than the actual market price of the identical derivatives. As a result, the Segment Interim Value you receive may be higher or lower than what other methodologies and models would produce.

At the time the Segment Interim Value is determined, the Fair Value of Hypothetical Derivatives for Standard Segments is calculated using three different hypothetical options. These hypothetical options are designated for each Segment and are described in more detail in this Appendix.

At-the-Money Standard Segment Call Option (strike price equals the index value at Segment inception).  For Standard Segments, the potential for gain is estimated using the value of this hypothetical option.

Out-of-the-Money Call Option (strike price equals the index increased by the Performance Cap Rate).  The potential for gain in excess of the Performance Cap Rate is estimated using the value of this hypothetical option.

•	For Standard Segments, the net amount of the At-the-Money Standard Segment Call Option less the value of the Out-of-the-Money Call Option is an estimate of the market value of the possibility of gain at the end of the Segment as limited by the Performance Cap Rate.

Out-of-the-Money Put Option (strike price equals the index decreased by the Segment Buffer). The risk of loss is estimated using the value of this hypothetical option.

•	It is important to note that this put option value will almost always reduce the principal you receive, even where the Index is higher at the time of the withdrawal than at the time of the original investment. This is because the risk that the Index could have been lower at the end of a Segment is present to some extent whether or not the Index has increased at the earlier point in time that the Segment Interim Value is calculated.

At the time the Segment Interim Value is determined, the Fair Value of Hypothetical Derivatives for Step Up Segments is calculated using two different hypothetical options. These hypothetical options are designated for each Step Up Segment and are described in more detail in this Appendix.

At-the-Money Binary Call Option (strike price equals the index value at Segment inception).  For Step Up Segments, the potential gain is estimated using the value of this hypothetical option.

Out-of-the-Money Put Option (strike price equals the index decreased by the Segment Buffer).  The risk of loss is estimated using the value of this hypothetical option.

•	It is important to note that this put option value will almost always reduce the principal you receive, even where the Index is higher at the time of the withdrawal than at the time of the original investment. This is because the risk that the Index could have been lower at the end of a Segment is present to some extent whether or not the Index has increased at the earlier point in time that the Segment Interim Value is calculated.

At the time the Segment Interim Value is determined, the Fair Value of Hypothetical Derivatives for Dual Direction Segments is calculated using several different hypothetical options. These hypothetical options are designated for each Dual Direction Segment and are described in more detail below.

At-the-Money Call Option (strike price equals the index value at Segment inception). For Dual Direction Segments, the potential for gain in an up market is estimated using the value of this hypothetical option.

Out-of-the-Money Call Option (strike price equals the index increased by the Performance Cap Rate). The risk of loss is estimated using the value of this hypothetical option.

•	For Dual Direction Segments, the net amount of the At-the-Money Call Option less the value of the Out-of-theMoney Call Option is an estimate of the market value of the possibility of gain at the end of the Segment in an up market as limited by the Performance Cap Rate.

At-the-Money Put Option (strike price equals index value at Segment inception). The potential for gain in a down market is estimated using the value of this hypothetical option.

Out-of-the-Money Put Option (strike price equals the index decreased by the Segment Buffer). The risk of loss in a down market in excess of the Buffer is estimated using the value of this hypothetical option. Dual Direction Segments use two of these options.

•	For Dual Direction Segments, the net amount of the At-the-Money Put Option less the value of one of the Out-ofthe-Money Put Options is an estimate of the market value of the possibility of gain at the end of the Segment in a down market limited by the Buffer.

Out-of-the-Money Binary Put Option (strike price equals index value at Segment inception minus Segment Buffer). The risk of loss in a down market in excess of the Buffer is estimated using the value of this hypothetical option.

•	For Dual Direction Segments, the other Out-of-the-Money Put Option combined with the Out-of-the-Money Binary Put Option is an estimate of the market value of the possibility of loss at the end of the Segment in a down market in excess of the Buffer.

•	It is important to note that the put option value and binary put option value will almost always reduce the Segment Interim Value, even where the Index is higher at the time of the withdrawal than at the time of the original investment. This is because the risk that the Index could have been lower at the end of a Segment is present to some extent whether or not the Index has increased at the earlier point in time that the Segment Interim Value is calculated.

Cap Calculation Factor.  In setting the Performance Cap Rate, we take into account that we incur expenses in connection with a contract, including insurance and administrative expenses. The Segment Interim Value formula includes item (A)(3) above, the Cap Calculation Factor, which is designed to reflect the fact that we will not incur those expenses for the entire duration of the Segment if you withdraw your investment prior to the Segment Maturity Date. Therefore, the Cap Calculation Factor is always positive and declines during the course of the Segment.

Performance Cap Rate limiting factor.  The formula provides that the Segment Interim Value is never greater than (B) above, which is the portion of the Performance Cap Rate corresponding to the portion of the Segment Duration that has elapsed. This limitation is imposed to discourage owners from withdrawing from a Segment before the Segment Maturity Date where there may have been significant increases in the relevant Index early in the Segment Duration. Although the Performance Cap Rate limiting factor pro-rates the upside potential on amounts withdrawn early, there is no similar adjustment to pro-rate the downside protection. This means, if you surrender or cancel your contract, die or make a transfer or withdrawal from a Segment before the Segment Maturity Date, the Segment Buffer will not necessarily apply to the extent it would on the Segment Maturity Date, and any upside performance will be limited to a percentage lower than the Performance Cap Rate.

Detailed Descriptions of Specific Inputs to the Calculation

(A)(1) Fair Value of Hypothetical Fixed Instruments.  The Fair Value of Hypothetical Fixed Instruments in a Segment is currently based on the investment rate associated with the Segment’s remaining time to maturity. Investment rates are interest rates associated with investment grade fixed income instruments which can be used to back the Segment. The investment rate will seek to approximate the bond yields which are used in the fixed instrument strategy (e.g., pricing, hedging) for this product. The investment rate will be determined based on an investment grade index selected to approximately correspond to the quality profile of bonds used in the fixed instrument strategy for this product. To apply the investment grade index values to the Fair Value of Hypothetical Fixed Instruments component of Segment Interim Value calculation, the spread over risk-free rates for selected investment grade index maturity points will be added to the risk-free rates used in other components of the Segment Interim Value calculation.

The Fair Value of Hypothetical Fixed Instruments is defined as its present value, as expressed in the following formula: (Segment Investment)/(1 + rate)(time to maturity)

The Company’s decision to use investment rates, which are generally higher than swap rates, to calculate the Fair Value of Hypothetical Instruments component of the Segment Interim Value will result in a lower value for that component relative to using swap rates to calculate that component and, all other things being equal, will result in a lower recalculated Segment Investment if a partial withdrawal or transfer is taken from a Segment or a lower withdrawal amount if a full withdrawal or transfer is taken from a Segment. The time to maturity is expressed as a fraction, in which the numerator is the number of days remaining in the Segment Duration and the denominator is the average number of days in each year of the Segment Duration for that Segment.

(A)(2) Fair Value of Hypothetical Derivatives.  We utilize a fair market value methodology to determine the Fair Value of Hypothetical Derivatives.

For each Standard Segment, we designate and value three hypothetical options, each of which is tied to the performance of the Index underlying the Segment in which you are invested. For Standard Segments, these are: (1) the At-the-Money Call Option, (2) the Out-of-the-Money Call Option and (3) the Out-of-the-Money Put Option. At Segment maturity, the Put Option is designed to value the loss below the buffer, while the call options are designed to provide gains up to the Performance Cap Rate. These options are described in more detail below.

For each Step Up Segment, we designate and value two hypothetical options, each of which is tied to the performance of the Index underlying the Segment in which you are invested. For Step Up Segments, these are: (1) the At-the-Money Binary Call Option and (2) the Out-of-the-Money Put Option. At Segment maturity, the binary call option is designed to provide gains equal to the Performance Cap Rate while the put option is designed to value the loss below the buffer.

For each Dual Direction Segment, we designate and value several hypothetical options, each of which is tied to the performance of the Index underlying the Segment in which you are invested. For Dual Direction Segments, these are: (1) the At-the-Money Call Option, (2) Out-of-the-Money Call Option, (3) At-the-Money Put Option, (4) two Out-of-the-Money Put Options and (5) Out-of-the-Money Binary Put Option. At Segment maturity, these hypothetical options are designated to value gains up to the Performance Cap Rate in an up market and down to the Buffer in a down market, as well as, value losses below the Segment Buffer.

In addition to the inputs discussed above, the Fair Value of Hypothetical Derivatives is also affected by the time remaining until the Segment Maturity Date. More information about the designated hypothetical options is set forth below:

(1)

At-the-Money Call Option:  This is an option to buy a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date. At any time during the Segment Duration, the fair value of the At-the-Money Call Option represents the market value of the potential to receive an amount in excess of the Segment Investment on the Segment Maturity Date equal to the percentage growth in the Index between the Segment Start Date and the Segment Maturity Date, multiplied by the Segment Investment.

(2)

Out-of-the-Money Call Option:  This is an option to buy a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date increased by a percentage equal to the Performance Cap Rate. At any time during the Segment Duration, the fair value of the Out-of-the-Money Call Option represents the market value of the potential to receive an amount in excess of the Segment Investment equal to the percentage growth in the Index between the Segment Start Date and the Segment Maturity Date in excess of the Performance Cap Rate, multiplied by the Segment Investment. The value of this option is used to offset the value of the At-the-Money Call Option, thus recognizing in the Interim Segment Value a ceiling on gains at Segment maturity imposed by the Performance Cap Rate.

(3)

At-the-Money Put Option:  This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date. At any time during the Segment Duration, the fair value of the At-the-Money Put Option represents the market value of the potential to receive an amount equal to the negative return of the Index between the Segment Start Date and the Segment Maturity Date, multiplied by the Segment Investment.

(4)

Out-of-the-Money Put Option (Dual Direction Segments use two of these options):  This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Duration, the fair value of the Out-of-the-Money Put Option represents the market value of the potential to receive an amount equal to the excess of the negative return of the Index between the Segment Start Date and the Segment Maturity Date beyond the Segment Buffer, multiplied by the Segment Investment. The value of one Out-of-the-Money Put option is used to offset the value of the At-the-Money Put Option, and the value of the other Out-of-the-Money Put Option is used to value the potential losses that may be incurred in excess of the Segment Buffer at Segment maturity.

(5)

Out-of-the-Money Binary Put Option:  This is a requirement to pay the absolute value of the Segment Buffer multiplied by the Segment Investment on the scheduled Segment Maturity Date, if the index price is lower than the index price on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Duration, the fair value of the Out-of-the-Money Binary Put Option represents the market value of the potential to receive the absolute value of the Segment Buffer multiplied by the Segment Investment on the Segment Maturity Date.

For Standard Segments, the Fair Value of Derivatives is equal to (1) minus (2) minus (3), as defined above.

For Dual Direction Segments, the Fair Value of Derivatives is equal to (1) minus (2) plus (3) minus (4) minus (5), as defined above.

(1)

At-the-Money Binary Call Option:  This is an option to receive the Performance Cap Rate on the scheduled Segment Maturity Date, if the index price is at or higher than the index price on the Segment Start Date. At any time during the Segment Duration, the fair value of the At-the-Money Binary Call Option represents the market value of the potential to receive the Performance Cap Rate on the Segment Maturity Date, multiplied by the Segment Investment.

(2)

Out-of-the-Money Put Option:  This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Duration, the fair value of the Out-of-the-Money Put Option represents the market value of the potential to receive an amount equal to the excess of the negative return of the Index between the Segment Start Date and the Segment Maturity Date beyond the Segment Buffer, multiplied by the Segment Investment. The value of this option reduces the Interim Segment Value, as it reflects losses that may be incurred in excess of the Segment Buffer at Segment maturity.

For Step Up Segments, the Fair Value of Derivatives is equal to (1) minus (2), as defined above.

We determine the fair value of each of the applicable designated hypothetical options for a Standard Segment, Step Up Segment or Dual Direction Segment using a market standard model for valuing a European option on the Index, assuming a continuous dividend yield or net convenience value, with inputs that are consistent with market prices that reflect the estimated cost of exiting the hypothetical Derivatives prior to Segment maturity (e.g., the estimated ask price). If we did not take into account the estimated exit price, your Segment Interim Value would be greater. In addition, the estimated fair value price used in the Segment Interim

Value calculation may vary higher or lower from other estimated prices and from what the actual selling price of identical derivatives would be at any time during each Segment. If our estimated fair value price is lower than the price under other fair market estimates or for actual transactions, then your Segment Interim Value will be less than if we used those other prices when calculating your Segment Interim Value. Any variance between our estimated fair value price and other estimated or actual prices may be different from Segment Type to Segment Type and may also change from day to day. Each hypothetical option has a notional value on the Segment Start Date equal to the Segment Investment on that date. The notional value is the price of the underlying Index at the inception of the contract. In the event that a number of options, or a fractional number of options, are being valued, the notional value would be the number of hypothetical options multiplied by the price of the Index at inception.

We use the following model inputs:

(1)

Implied Volatility of the Index — This input varies with (i) how much time remains until the Segment Maturity Date of the Segment, which is determined by using an expiration date for the designated option that corresponds to that time remaining and (ii) the relationship between the strike price of that option and the level of the Index at the time of the calculation.

This relationship is referred to as the “moneyness” of the option described above, and is calculated as the ratio of current price to the strike price. Direct market data for these inputs for any given early distribution are generally not available, because options on the Index that actually trade in the market have specific maturity dates and moneyness values that are unlikely to correspond precisely to the Segment Maturity Date and moneyness of the designated option that we use for purposes of the calculation.

Accordingly, we use the following method to estimate the implied volatility of the Index. We use daily quotes of implied volatility from independent third-parties using the model described above and based on the market prices for certain options. Specifically, implied volatility quotes are obtained for options with the closest maturities above and below the actual time remaining in the Segment at the time of the calculation and, for each maturity, for those options having the closest moneyness value above and below the actual moneyness of the designated option, given the level of the Index at the time of the calculation. In calculating the Segment Interim Value, we will derive a volatility input for your Segment’s time to maturity and strike price by linearly interpolating between the implied volatility quotes that are based on the actual adjacent maturities and moneyness values described above, as follows:

(a)

We first determine the implied volatility of an option that has the same moneyness as the designated option but with the closest available time to maturity shorter than your Segment’s remaining time to maturity. This volatility is derived by linearly interpolating between the implied volatilities of options having the times to the applicable maturity that are above and below the moneyness value of the hypothetical option.

(b)

We then determine the implied volatility of an option that has the same moneyness as the designated option but with the closest available time to maturity longer than your Segment’s remaining time to the applicable maturity. This volatility is derived by linearly interpolating between the implied volatilities of options having the times to maturity that are above and below the moneyness value of the designated option.

(c)	The volatility input for your Segment’s time to maturity will then be determined by linearly interpolating between the volatilities derived in steps (a) and (b).

(2)

Swap Rate — We use key derivative swap rates obtained from information provided by independent third-parties which are recognized financial reporting vendors. Swap rates are obtained for maturities adjacent to the actual time remaining in the Segment at the time of the early distribution. We use linear interpolation to derive the exact remaining duration rate needed as the input.

(3)

Index Dividend Yield — On a daily basis, we use the projected annual dividend yield across the entire Index obtained from information provided by independent third-party financial institutions. This value is a widely used assumption and is readily available from recognized financial reporting vendors.

Generally, a put option has an inverse relationship with its underlying Index, while a call option has a direct relationship. In addition to the inputs discussed above, the Fair Value of Derivatives is also affected by the time to the Segment Maturity Date.

(A)(3) Cap Calculation Factor.  In setting the Performance Cap Rate, we take into account that we incur expenses in connection with a contract, including insurance and administrative expenses. If you withdraw or transfer your investment prior to the Segment Maturity Date, we will not incur expenses for the entire duration of the Segment. Therefore, we provide a positive adjustment as part of the calculation of Segment Interim Value, which we call the Cap Calculation Factor. The Cap Calculation Factor represents a return of estimated expenses for the portion of the Segment Duration that has not elapsed. For example, if the estimated expenses for a one year Segment are calculated by us to be $10, then at the end of 146 days (with 219 days remaining in the Segment), the Cap Calculation Factor would be $6, because $10 x 219/365 = $6. A Segment is not a variable investment option with an underlying portfolio, and therefore the percentages we use in setting the performance caps do not reflect a daily charge against assets held on your behalf in a separate account.

(B) Pro Rata Share of Performance Cap Rate.  In setting the Performance Cap Rate, we assume that you are going to hold the Segment for the entire Segment Duration. If you hold a Segment until its Segment Maturity Date, the Segment Return will be calculated subject to the Performance Cap Rate. For Standard, Step Up and Dual Direction Segments, prior to the Segment Maturity Date, your Segment Interim Value will be limited by the portion of the Performance Cap Rate corresponding to the portion of the Segment Duration that has elapsed. For example, if the Performance Cap Rate for a one-year Standard Segment is 10%, then at the end of 146 days, the Pro Rata Share of the Performance Cap Rate would be 4%, because 10% x 146/365 = 4%; as a result, the Segment Interim Value at the end of the 146 days could not exceed 104% of the Segment Investment.

Examples: Segment Interim Value — Standard Segments (Contract fee of 1.25%)

Item	1-Year Segment	1-Year Segment
Segment Duration (in months)	12	12
Valuation Date (Months since Segment Start Date)	3	9
Segment Investment	$1,000	$1,000
Segment Buffer	-10%	-10%
Performance Cap Rate	12%	12%
Time to Maturity (in months)	9	3

Assuming the change in the Index Value is -40% (for example from 100.00 to 60.00)

Fair Value of Hypothetical Fixed Instrument	$991.14	$998.10
Fair Value of Hypothetical Derivatives	-$302.77	-$302.18
Cap Calculation Factor	$4.50	$1.50
Sum of above	$692.87	$697.42
Segment Investment multiplied by prorated Performance Cap Rate	$1,030.00	$1,090.00
Segment Interim Value	$692.87	$697.42

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)

Fair Value of Hypothetical Fixed Instrument	$991.14	$998.10
Fair Value of Hypothetical Derivatives	-$44.33	-$29.88
Cap Calculation Factor	$4.50	$1.50
Sum of above	$951.31	$969.72
Segment Investment multiplied by prorated Performance Cap Rate	$1,030.00	$1,090.00
Segment Interim Value	$951.31	$969.72

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)

Item	1-Year Segment	1-Year Segment
Fair Value of Hypothetical Fixed Instrument	$991.14	$998.10
Fair Value of Hypothetical Derivatives	$56.34	$73.59
Cap Calculation Factor	$4.50	$1.50
Sum of above	$1,051.98	$1,073.19
Segment Investment multiplied by prorated Performance Cap Rate	$1,030.00	$1,090.00
Segment Interim Value	$1,030.00	$1,073.19

Assuming the change in the Index Value is 40% (for example from 100.00 to 140.00)

Fair Value of Hypothetical Fixed Instrument	$991.14	$998.10
Fair Value of Hypothetical Derivatives	$112.19	$119.03
Cap Calculation Factor	$4.50	$1.50
Sum of above	$1,107.84	$1,118.63
Segment Investment multiplied by prorated Performance Cap Rate	$1,030.00	$1,090.00
Segment Interim Value	$1,030.00	$1,090.00

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

(1)	Implied volatilities: 18%.

(2)	Bond yield corresponding to remainder of Segment term is assumed 1.19% (9 months to maturity) and 0.76% (3 months to maturity).

(3)	Swap rate corresponding to remainder of Segment term is 1.11% (9 months to maturity) and 0.69% (3 months to maturity).

(4)	Index dividend yield is 2.16% annually.

(5)	One-half estimated Bid-Ask Spread of 10 bps.

Examples: Effect of Withdrawals on Segment Interim Value — Standard Segments (Contract fee of 1.25%)

Item	1-Year Segment
Segment Duration (in months)	12
Valuation Date (Months since Segment Start Date)	9
Segment Investment	$1,000
Segment Buffer	-10%
Performance Cap Rate	12%
Time to Maturity (in months)	3
Amount Withdrawn(1)	$100

Item	1-Year Segment

Assuming the change in the Index Value is -40% (for example from 100.00 to 60.00)

Segment Interim Value(2)	$697.42
Percent Withdrawn(3)	14.34%
New Segment Investment(4)	$856.61
New Segment Interim Value(5)	$597.42

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)

Segment Interim Value(2)	$969.72
Percent Withdrawn(3)	10.31%
New Segment Investment(4)	$896.88
New Segment Interim Value(5)	$869.72

Item	1-Year Segment

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)

Segment Interim Value(2)	$1,073.19
Percent Withdrawn(3)	9.32%
New Segment Investment(4)	$906.82
New Segment Interim Value(5)	$973.19

Assuming the change in the Index Value is 40% (for example from 100.00 to 140.00)

Segment Interim Value(2)	$1,090.00
Percent Withdrawn(3)	9.17%
New Segment Investment(4)	$908.26
New Segment Interim Value(5)	$990.00

(1)	Amount withdrawn is net of applicable withdrawal charge.

(2)	Segment Interim Value immediately before withdrawal.

(3)	Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.

(4)	New Segment Investment is equal to the original Segment Investment ($1,000) multiplied by (1 – Percent Withdrawn).

(5)

New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Investment. It will also be equal to the Segment Interim Value multiplied by (1 – Percent Withdrawn).

Example: Segment Interim Value — Step Up Segments (Contract fee of 1.25%)

Item	1-Year Segment	1-Year Segment
Segment Duration (in months)	12	12
Valuation Date (months since Segment Start Date)	3	9
Segment Investment	$1,000	$1.000
Segment Buffer	-10%	-10%
Performance Cap Rate	9%	9%
Time to Maturity (in months)	9	3

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)

Fair Value of Hypothetical Fixed Instrument	$991.13	$998.10
Fair Value of Hypothetical Derivatives	$48.30	$70.97
Cap Calculation Factor	$4.50	$1.50
Sum of above	$1,043.94	$1,070.57
Segment Investment multiplied by prorated Performance Cap Rate	$1,022.50	$1,067.50
Segment Interim Value	$1,022.50	$1,067.50

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)

Fair Value of Hypothetical Fixed Instrument	$991.13	$998.10
Fair Value of Hypothetical Derivatives	-$43.81	-$27.12
Cap Calculation Factor	$4.50	$1.50
Sum of above	$951.83	$972.48
Segment Investment multiplied by prorated Performance Cap Rate	$1,022.50	$1,067.50
Segment Interim Value	$951.83	$972.48

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

(1)	Implied volatility of 18% is assumed.

(2)	Investment rate corresponding to remainder of Segment term is 1.19% (9 months to maturity) and 0.76% (3 months to maturity).

(3)	Swap rate corresponding to remainder of Segment term is assumed 1.11% (9 months to maturity) and 0.69% (3 months to maturity).

(4)	Skewness of 9.32% is assumed.

(5)	Index dividend yield is 2.16% annually.

(6)	One-half estimated Bid-Ask Spread of 0.30 bps.

Examples: Effect of Withdrawals on Segment Interim Value — Step Up Segments (Contract fee of 1.25%)

Item	1-Year Segment
Segment Duration (in months)	12
Valuation Date (Months since Segment Start Date)	9
Segment Investment	$1,000
Segment Buffer	-10%
Performance Cap Rate	9%
Time to Maturity (in months)	3
Amount Withdrawn(1)	$100

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)

Segment Interim Value(2)	$1,022.50
Percent Withdrawn(3)	9.78%
New Segment Investment(4)	$902.20
New Segment Interim Value(5)	$922.50

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)

Segment Interim Value(2)	$951.83
Percent Withdrawn(3)	10.51%
New Segment Investment(4)	$894.94
New Segment Interim Value(5)	$851.83

(1)	Amount withdrawn is net of applicable withdrawal charge.

(2)	Segment Interim Value immediately before withdrawal.

(3)	Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.

(4)	New Segment Investment is equal to the original Segment Investment ($1,000) multiplied by (1 – Percent Withdrawn).

(5)	New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Investment It will also be equal to the Segment Interim Value multiplied by (1 – Percent Withdrawn).

Example: Segment Interim Value – Dual Direction Segments (Contract fee of 1.25%)

Item	1-Year Segment	1 Year Segment
Segment Duration (in months)	12	12
Value Date (months since Segment Start Date)	3	9
Segment Investment	$1,000	$1,000
Segment Buffer	-10%	-10%
Performance Cap Rate	9.0%	9.0%
Time to Maturity (in months)	9	3

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)

Fair Value of Hypothetical Fixed Instrument	$989.53	$996.56
Fair Value of Hypothetical Derivatives	$35.11	$57.70
Cap Calculation Factor	$15.00	$5.00
Sum of above	$1,039.64	$1,059.27
Segment Investment multiplied by prorated Performance Cap Rate	$1,022.50	$1,067.50
Segment Interim Value	$1,022.50	$1,059.27

Assuming the change in the Index Value is -5% (for example from 100.00 to 95.00)

Fair Value of Hypothetical Fixed Instrument	$989.53	$996.56
Fair Value of Hypothetical Derivatives	-$21.88	$8.12
Cap Calculation Factor	$15.00	$5.00
Sum of above	$982.65	$1,009.69
Segment Investment multiplied by prorated Performance Cap Rate	$1,022.50	$1,067.50
Segment Interim Value	$982.65	$1,009.69

Assuming the change in the Index Value is -15% (for example from 100.00 to 85.00)

Fair Value of Hypothetical Fixed Instrument	$989.53	$996.56
Fair Value of Hypothetical Derivatives	-$83.15	-$59.42
Cap Calculation Factor	$15.00	$5.00
Sum of above	$921.38	$942.14
Segment Investment multiplied by prorated Performance Cap Rate	$1,022.50	$1,067.50
Segment Interim Value	$921.38	$942.14

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

(1)	Implied volatility of 24.89% is assumed.

(2)	Investment rate corresponding to remainder of Segment term is 1.00% (9 months to maturity) and 0.99% (3 months to maturity).

(3)	Swap rate corresponding to remainder of Segment term is assumed 1.40% (9 months to maturity) and 0.39% (3 months to maturity).

(4)	Skewness of -23% is assumed.

(5)	Index dividend yield is 1.95% annually.

(6)	One-Half estimated Bid-Ask Spread of 50 bps.

Example: Effect of Withdrawals on Segment Interim Value – Dual Direction Segments (Contract fee of 1.25%)

Item	1-Year Segment	1 Year Segment
Segment Duration (in months)	12	12
Value Date (months since Segment Start Date)	9	3
Segment Investment	$1,000	$1,000
Segment Buffer	-10%	-10%
Performance Cap Rate	9.0%	9.0%
Time to Maturity (in months)	3	9
Amount Withdrawn(1)	$100	$100

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)

Segment Interim Value(2)	$1,022.50	$1,059.27
Percentage Withdrawn(3)	9.78%	9.44%
New Segment Investment(4)	$902.20	$905.60
New Segment Interim Value(5)	$922.50	$959.27

Assuming the change in the Index Value is -5% (for example from 100.00 to 95.00)

Segment Interim Value(2)	$982.65	$1,009.69
Percentage Withdrawn(3)	10.18%	9.90%
New Segment Investment(4)	$902.20	$905.60
New Segment Interim Value(5)	$882.65	$909.69

Assuming the change in the Index Value is -15% (for example from 100.00 to 85.00)

Segment Interim Value(2)	$921.38	$942.14
Percentage Withdrawn(3)	10.85%	10.61%
New Segment Investment(4)	$891.47	$893.86
New Segment Interim Value(5)	$821.38	$842.14

(1)	Amount withdrawn is net of applicable withdrawal charge.

(2)	Segment Interim Value immediately before withdrawal.

(3)	Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.

(4)	New Segment Investment is equal to the original Segment Investment ($1,000) multiplied by (1 – Percent Withdrawn).

(5)

New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Investment. It will also be equal to the Segment Interim Value multiplied by (1 – Percent Withdrawn).

Appendix: Index Publishers

The Structured Investment Option tracks certain Securities Indices and Index Funds that are published by third parties. The Company uses these Securities Indices and Index Funds under license from the Indices’ and Index Funds respective publishers. The following information about the Indices and Index Funds is included in this Prospectus in accordance with the Company’s license agreements with the publishers of the Indices and Index Funds:

S&P Dow Jones Indices LLC requires that the following disclaimer be included in the Prospectus:

The S&P 500 Price Return Index (the “Index”) is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by the Company. Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by the Company. The Structured Capital Strategies® contract is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Structured Investment Option or any member of the public regarding the advisability of investing in securities generally or in the Structured Investment Option particularly or the ability of the Indexes to track general market performance. S&P Dow Jones Indices’ only relationship to the Company with respect to the Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The Indexes are determined, composed and calculated by S&P Dow Jones Indices without regard to the Company or the Structured Investment Option. S&P Dow Jones Indices have no obligation to take the needs of the Company or the owners of the Structured Investment Option into consideration in determining, composing or calculating the Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the Structured Investment Option or the timing of the issuance or sale of such contract or in the determination or calculation of the equation by which such contract is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the Company’s products. There is no assurance that investment products based on the Indexes will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY THE COM- PANY, OWNERS OF THE STRUCTURED INVESTMENT OPTION, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOOD- WILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND THE COMPANY, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The name “S&P 500 Price Return Index” is a trademark of Standard & Poor’s and has been licensed for use by the Company.

Frank Russell Company requires that the following disclosure be included in this Prospectus:

The Structured Investment Option is not sponsored, endorsed, sold or promoted by Frank Russell Company (“Russell”). Russell makes no representation or warranty, express or implied, to the owners of the Structured Investment Option or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly or the ability of the Russell 2000® Price Return Index to track general stock market performance or a segment of the same. Russell’s publication of the Russell 2000® Price Return Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000® Price Return Index is based. Russell’s only relationship to the Company is the licensing of certain trademarks and trade names of Russell and of the Russell 2000® Price Return Index which is determined, composed and calculated by Russell without regard to the Company or the Structured Investment Option. Russell is not responsible for and has not reviewed the Structured Investment Option nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Structured Investment Option. Russell has no obligation or liability in connection with the administration, marketing or trading of the Structured Investment Option.

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000® PRICE RETURN INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, INVESTORS, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000® PRICE RETURN INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000® PRICE RETURN INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

MSCI Inc. requires that the following disclosure be included in this Prospectus:

THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY LICENSEE. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT. ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this security without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

The Structured Investment Option is not sponsored, endorsed, sold or promoted by The NASDAQ OMX Group, Inc. or its affiliates (NASDAQ OMX, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Structured Investment Option. The Corporations make no representation or warranty, express or implied to the owners of the Structured Investment Option or any member of the public regarding the advisability of investing in securities generally or in the Structured Investment Option particularly, or the ability of the NASDAQ-100 Price Return Index to track general stock market performance. The Corporations’ only relationship to The Company (“Licensee”) is in the licensing of the NASDAQ®, OMX®, NASDAQ OMX® and NASDAQ-100 Price Return Index® registered trademarks, and certain trade names of the Corporations and the use of the NASDAQ-100 Price Return Index which is determined, composed and calculated by NASDAQ OMX without regard to Licensee or the Structured Investment Option. NASDAQ OMX has no obligation to take the needs of the Licensee or the owners of the Structured Investment Option into consideration in determining, composing or calculating the NASDAQ-100 Price Return Index. The

Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Structured Investment Option to be issued or in the determination or calculation of the equation by which the Structured Investment Option is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Structured Investment Option.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 PRICE RETURN INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE STRUCTURED INVESTMENT OPTION, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 PRICE RETURN INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 PRICE RETURN INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

S&P does not guarantee the accuracy and/or completeness of the S&P 500 or any data included therein.

S&P makes no warranty, express or implied, as to results to be obtained by the Index Compilation Agent, the Trust, owners of the product, or any other person or entity from the use of the S&P 500 or any data included therein in connection with the rights licensed under the license agreement or for any other use. S&P makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the S&P 500 or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect or consequential damages (including lost profits), even if notified of the possibility of such damages.

The shares are not sponsored or promoted by either the Index Calculation Agent or the Index Compilation Agent.

Although BofA Merrill Lynch — as the Index Compilation Agent — shall obtain and provide information to S&P — as the Index Calculation Agent — from sources which it considers reliable, the Index Compilation Agent and the Index Calculation Agent do not guarantee the accuracy and/or the completeness of any Select Sector Index or any data included therein. The Index Compilation Agent and the Index Calculation Agent make no warranty, express or implied, as to results to be obtained by the Trust as licensee, licensee’s customers and counterparties, owners of the shares, or any other person or entity from the use of the Select Sector Indexes or any data included therein in connection with the rights licensed as described herein or for any other use. The Index Compilation Agent and the Index Calculation Agent make no express or implied warranties, and each hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the Select Sector Indexes or any data included therein. Without limiting any of the foregoing, in no event shall the Index Compilation Agent and the Index Calculation Agent have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

Appendix : Segment Maturity Date and Segment Start Date examples

The Segment Maturity Date for Segments maturing and the Segment Start Date for new corresponding Segments will generally be scheduled to occur on consecutive business days that are also Segment Business Days. However, as described earlier in this Prospectus, the Segment Maturity Date and Segment Start Date may sometimes occur on other dates.

Set forth below are representative examples of how the Segment Maturity Date and Segment Start Date may be moved to a different date due to holidays, which are not Segment Business Days.

Assume that the scheduled Segment Maturity Date falls on a holiday, and the preceding and following days are both Segment Business Days:

If the Scheduled Segment Maturity Date is a holiday:	then the Segment Maturity Date is:	and the corresponding Segment Start Date is:
Wednesday the 16th	Tuesday the 15th	Thursday the 17th

Assume that the scheduled Segment Start Date falls on a holiday, and the preceding two days are both Segment Business Days:

If the Scheduled Segment Start Date is a holiday:	then the Segment Maturity Date is:	and the corresponding Segment Start Date is:
Thursday the 1st	Wednesday the 31st	no Segment will start until the next scheduled Segment Start Date
Thursday the 17th	Tuesday the 15th	Wednesday the 16th

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

ITEM OF EXPENSE	ESTIMATED EXPENSE
Registration fees	$553,317.03
Federal taxes	N/A
State taxes and fees (based on 50 state average)	N/A
Trustees’ fees	N/A
Transfer agents’ fees	N/A
Printing and filing fees	$50,000*
Legal fees	N/A
Accounting fees	N/A
Audit fees	$20,000*
Engineering fees	N/A
Directors and officers insurance premium paid by Registrant	N/A

*	Estimated expense.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The by-laws of Equitable Financial Life Insurance Company (“Equitable Financial”) provide, in Article VII, as follows:

7.4	Indemnification of Directors, Officers and Employees. (a) To the extent permitted by the law of the State of New York and subject to all applicable requirements thereof:

(i)

any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of the Company shall be indemnified by the Company;

(ii)

any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate serves or served any other organization in any capacity at the request of the Company may be indemnified by the Company; and

(iii)	the related expenses of any such person in any of said categories may be advanced by the Company.

(b) To the extent permitted by the law of the State of New York, the Company may provide for further indemnification or advancement of expenses by resolution of shareholders of the Company or the Board of Directors, by amendment of these By-Laws, or by agreement. {Business Corporation Law ss.ss. 721-726; Insurance Law ss.1216}

The directors and officers of the Company are insured under policies issued by X.L. Insurance Company, Arch Insurance Company, Sompo (Endurance Specialty Insurance Company), U.S. Specialty Insurance, ACE (Chubb), Chubb Insurance Company, AXIS Insurance Company, Zurich Insurance Company, AWAC (Allied World Assurance Company Ltd.), Aspen Bermuda XS, CNA, AIG, One Beacon, Nationwide, Berkley, Berkshire, SOMPO, CODA(Chubb) and ARGO Re Ltd. The annual limit on such policies is $300 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

ITEM 16.	EXHIBITS

Exhibits No.

(1)	(a)

Distribution Agreement dated as of January 1, 1998 among The Equitable Life Assurance Society of the United States (now AXA Equitable Life Insurance Company) for itself and as depositor on behalf of certain Separate Accounts, and Equitable Distributors, Inc. (now AXA Distributors, LLC), incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-64749), filed on August 5, 2011.

(i)

First Amendment dated January 1, 2001 to Distribution Agreement dated January 1, 1998, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-127445), filed on August 5, 2011.

(ii)

Second Amendment dated January 1, 2012 to Distribution Agreement dated January 1, 1998, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593) filed on April 24, 2012.

(iii)

Third Amendment dated November 1, 2014 to Distribution Agreement dated January 1, 1998, incorporation herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 19, 2016.

(iv)

Fourth Amendment dated as of August 1, 2015 to the Distribution Agreement dated as of January 1, 1998 between AXA Equitable Life Insurance Company and AXA Distributors, LLC, previously filed with this Registration Statement on Form S-3 (File No. 333-229589) on April 16, 2019.

(b)

Distribution and Servicing Agreement dated as of May 1, 1994, among Equico Securities (now AXA Advisors, LLC), The Equitable Life Assurance Society of the United States, and Equitable Variable Life Insurance Company, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070), refiled electronically July 10, 1998.

(i)

Letter of Agreement dated April 20, 1998 for Distribution Agreement, among The Equitable Life Assurance Society of the United States and EQ Financial Consultants, Inc. (now AXA Advisors, LLC), incorporated herein by reference to Registration Statement on Form N-4 (File No. 33-83750), filed on May 1, 1998.

(c)

Distribution Agreement for services by The Equitable Life Assurance Society of the United States to AXA Network, LLC and its subsidiaries dated January 1, 2000 incorporated herein by reference to Registration Statement on Form N-4 (File No. 33-83750) filed April 25, 2001.

(d)

Transition Agreement for services by AXA Network, LLC and its subsidiaries to The Equitable Life Assurance Society of the United States dated January 1, 2000 incorporated herein by reference to Registration Statement on Form N-4 (File No. 33-83750) filed April 25, 2001.

(e)

General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4, (File No. 2-30070), filed April 19, 2004.

(i)	First Amendment dated January 1, 2003 to General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the

United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4, (File No. 333-05593), filed April 24, 2012.

(ii)

Second Amendment dated as of January 1, 2004 to General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4, (File No. 333-05593), filed April 24, 2012.

(iii)

Third Amendment dated as of July 19,2004 to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-127445), filed on August 11, 2005.

(iv)

Fourth Amendment dated as of November 1, 2004 to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-127445), filed on August 11, 2005.

(v)

Fifth Amendment dated as of November 1, 2006, to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593), filed on April 24, 2012.

(vi)

Sixth Amendment dated as of February 15, 2008, to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593) filed on April 24, 2012.

(vii)

Seventh Amendment dated as of February 15, 2008, to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 20, 2009.

(viii)

Eighth Amendment dated as of November 1, 2008, to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 20, 2009.

(ix)

Ninth Amendment dated as of November 1, 2011 to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593) filed on April 24, 2012.

(x)

Tenth Amendment dated as of November 1, 2013, to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-178750) filed on October 16, 2014.

(xi)

Eleventh Amendment dated as of November 1, 2013, to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-178750) filed on October 16, 2014.

(xii)

Twelfth Amendment dated as of November 1, 2013, to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-178750) filed on October 16, 2014.

(xiii)

Thirteenth Amendment dated as of October 1, 2014 to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-202147), filed on September 9, 2015.

(xiv)

Fourteenth Amendment dated as of August 1, 2015 to General Agent Sales Agreement dated as of January 1, 2000, by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070), filed on April 19, 2016.

(xv)

Sixteenth Amendment dated May 1, 2016 to the General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company, (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 18, 2017.

(xvi)

Seventeenth Amendment to General Agent Sales Agreement, dated as of August 1, 2016, by and between AXA Equitable Life Insurance Company, formerly known as The Equitable Life Assurance Society of the United States, (“AXA Equitable”), and AXA NETWORK, LLC, (“General Agent”) “) incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 17, 2018.

(xvii)

Eighteenth Amendment to General Agent Sales Agreement, dated as of March 1, 2017, by and between AXA Equitable Life Insurance Company, formerly known as The Equitable Life Assurance Society of the United States, (“AXA Equitable”), and AXA NETWORK, LLC (“General Agent”) incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) filed on April 17, 2018.

(xviii)

Nineteenth Amendment to General Agent Sales Agreement, dated January 1, 2020, by and between AXA Equitable Life Insurance Company and AXA Network, LLC, incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-253035) filed on April 20, 2021.

(xix)

Twentieth Amendment to General Agent Sales Agreement dated September 1, 2021, by and between Equitable Financial Life Insurance Company and Equitable Network, LLC, filed herewith to Registration Statement on Form S-3 (File No. 333-262804) filed April 20, 2022.

(xx)

Twenty First Amendment to General Agent Sales Agreement dated January 1, 2022, by and between Equitable Financial Life Insurance Company and Equitable Network, LLC, filed herewith to Registration Statement on Form S-3 (File No. 333-262804) filed April 20, 2022.

(f)

Brokerage General Agent Sales Agreement with Schedule and Amendment to Brokerage General Agent Sales Agreement among [Brokerage General Agent] and AXA Distributors, LLC, AXA Distributors Insurance Agency, LLC, AXA Distributors Insurance Agency of Alabama, LLC, and AXA Distributors Insurance Agency of Massachusetts, LLC, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593) filed on April 20, 2005.

(i)

Broker-Dealer and General Agent Sales Agreement dated as of March 15, 2016 between AXA Distributors, LLC, AXA Advisors, LLC and AXA Network, LLC, previously filed with this Registration Statement on Form S-3 (File No. 333-229589) on April 16, 2019.

(g)

Wholesale Broker-Dealer Supervisory and Sales Agreement among [Broker-Dealer] and AXA Distributors, LLC, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-05593) filed on April 20, 2005.

(2)	Not applicable

(4)	(a)	Form of Contract, 2021BASE1-A, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(a)(1)	Form of Contract, 2021BASE1-B, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(b)	Form of Contract, 2021BASE2-A, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(b)(1)	Form of Contract, 2021BASE2-B, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(c)	Form of Data Pages, 2021DPB-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(d)	Form of Data Pages, 2021DPC-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(e)	Form of Data Pages, 2021DPADV-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(f)	Form of ROP Death Benefit Rider, 2021ROPDB-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(g)

Form of Endorsement Applicable to the NQ Income Edge Series Payment Programs, 2021NQPP-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(h)

Form of Endorsement Applicable to the Spousal Continuation and Beneficiary Continuation Options Under your Contract, 2021CCOBR-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(i)	Form of Inherited Non-Qualified Payout Endorsement, 2021NHNQ-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(j)	Form of NQ Endorsement, 2021NQ-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(k)	Form of IRA Endorsement, 2021IRA-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(l)	Form of Roth Endorsement, 2021ROTH-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(m)	Form of Endorsement Applicable to SEP-IRA Contracts, 2021SEP-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(n)	Form of Inherited IRA Endorsement, 2021INHIRA-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(o)	Form of Inherited Roth IRA Endorsement, 2021INHROTH-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(p)	Form of QP-DB Endorsement, 2021QPDB-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(q)	Form of QP-DC Endorsement, 2021QPDC-IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(r)	Form of Advisors Application, 2021 App 01 IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(s)	Form of ADL Application, 2021 App 02 IE, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(t)	Form of Advisors Application (ADV), 2021 App 01 IE ADV, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(u)	Form of ADL Application (ADV), 2021 App 02 IE ADV, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(v)	Form of SEL Application 2021 App 01 IE SEL, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(w)	Form of SEL Application 2021 App 02 IE SEL, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(x)	Form of TGAP 1 Data Pages, 2021TGAP1, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(y)	Form of TGAP 2 Data Pages, 2021TGAP2, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(z)	Form of TGAP 3 Data Pages, 2021TGAP3, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(aa)	Form of SIO Rider, 2021SIO, incorporated herein by reference to Registration Statement on Form S-3 (333-248967) filed on December 21, 2020.

(5)	Opinion of Shane Daly, Vice President and Associate General Counsel, filed herewith.

(8)	Not applicable.

(12)	Not applicable.

(15)	Not applicable.

(23)	Consent of Independent Registered Public Accounting Firm, filed herewith.

(24)	Powers of Attorney, filed herewith.

(25)	Not applicable.

(26)	Not applicable.

(EX-107)	Filing Fees Table, filed herewith.

ITEM 17.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on this 20th day of April, 2022.

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY
(Registrant)

By:	/s/ Shane Daly
Shane Daly
Vice President and Associate General Counsel

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

PRINCIPAL EXECUTIVE OFFICER:

*Mark Pearson	Chief Executive Officer and Director

PRINCIPAL FINANCIAL OFFICER:

*Robin Raju	Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:

*William Eckert	Chief Accounting Officer

*DIRECTORS:

Francis Hondal Daniel G. Kaye	Joan Lamm-Tennant Kristi Matus Mark Pearson	Bertram Scott George Stansfield Charles G.T. Stonehill

*By:	/s/ Shane Daly
Shane Daly
Attorney-in-Fact

April 20, 2022